
---------------------------------------------------------------------------------------------------------------------
                    FLEXIBLE PREMIUM
                    VARIABLE LIFE
                    INSURANCE POLICY
                    -------------------------------------------------   ---------------------------------------------
                    Variable and/or Fixed                               Death Benefit Guarantee
                     Accumulation Values                                ---------------------------------------------
                    -------------------------------------------------   Death Benefit Options
                    Flexible Premiums Payable to the                    ---------------------------------------------
                     Insured's Age 95                                   Nonparticipating
                    -------------------------------------------------   ---------------------------------------------
                    Adjustable Face Amount
                    -------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
NOTICE              Right to Return Policy                              2
                                                                        Midnight of the 20th day after a written
                    Please read this policy carefully. If for any       Notice of Right of Withdrawal is mailed or
                    reason you do not want it, you may return it to     delivered to you; or
                    us or your agent and ask us to cancel this
                    policy. You must return it by the latest of:        3
                                                                        Midnight of the 45th day after the date of
                    1                                                   the application.
                    Midnight of the 20th day after you receive it;
                                                                        We will then consider this policy void
                                                                        from the start and refund to you all
                                                                        premiums paid.
---------------------------------------------------------------------------------------------------------------------
                    We will pay the proceeds according to the           THE PERIOD OF TIME THIS INSURANCE STAYS IN
                    Death Benefits portion of the Summary of            FORCE WILL VARY DEPENDING ON THE
                    Benefits on page 3, if we receive written           INVESTMENT PERFORMANCE OF THE VARIABLE
                    proof that the insured died while this              ACCOUNT, INTEREST CREDITED TO THE FIXED
                    policy was in force. This policy also               ACCOUNT, THE AMOUNT OF PREMIUMS YOU PAY,
                    provides other benefits and rights. We              ANY PARTIAL WITHDRAWALS, LOANS, AND
                    issue this policy in consideration of the           CHARGES MADE AGAINST THIS POLICY. IF YOU
                    application and payment of the initial              PAY PREMIUMS SUFFICIENT TO MAINTAIN THE
                    premium.                                            DEATH BENEFIT GUARANTEE, WE GUARANTEE THIS
                                                                        POLICY WILL STAY IN FORCE DURING THE DEATH
                    THE AMOUNT OF THE PROCEEDS PAYABLE AT THE           BENEFIT GUARANTEE PERIOD SHOWN ON THE
                    INSURED'S DEATH WILL BE AT LEAST EQUAL TO           POLICY DATA PAGE.
                    THE FACE AMOUNT OF THE POLICY AS LONG AS
                    THIS POLICY IS IN FORCE AND THERE IS NO             THE VARIABLE ACCUMULATION VALUE WILL
                    LOAN AMOUNT OR UNPAID MONTHLY DEDUCTIONS.           INCREASE OR DECREASE REFLECTING THE
                                                                        INVESTMENT PERFORMANCE OF THE VARIABLE
                                                                        ACCOUNT.
---------------------------------------------------------------------------------------------------------------------
LOGO                NORTHWESTERN NATIONAL LIFE INSURANCE                Executed at our Home Office
                    COMPANY                                             ---------------------------------------------
                                                                        John H. Flittie                President
                    Box 20                                              ---------------------------------------------
                    Minneapolis                                         /s/ John H. Flittie
                    Minnesota 55440                                     ---------------------------------------------
                                                                        Royce N. Sanner                Secretary
                                                                        ---------------------------------------------
                                                                        /s/ Royce N. Sanner
------------------                                                      ---------------------------------------------
Page 1     85-174
------------------


-------------------------------------------------------------------------------------------
INDEX                                                                                  PAGE
          Accumulation Value . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
          Age and Sex. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
          Allocation of Premiums . . . . . . . . . . . . . . . . . . . . . . . . . .     8
          Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
          Annual Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
          Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
          Cash Surrender Value . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
          Cash Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
          Changes in Face Amount . . . . . . . . . . . . . . . . . . . . . . . . . .     6
          Changes in Death Benefit Option. . . . . . . . . . . . . . . . . . . . . .     7
          Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
          Control of Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
          Conversion Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
          Death Benefit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
          Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
          Death Benefit Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . .     9
          Fixed Accumulation Value . . . . . . . . . . . . . . . . . . . . . . . . .    10
          General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
          Grace Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
          Incontestability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
          Insured. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     A
          Monthly Deduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
          Net Premium. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
          Nonforfeiture Provisions . . . . . . . . . . . . . . . . . . . . . . . . .    14
          Ownership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
          Partial Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
          Payment of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
          Policy Data Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     A
          Policy Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
          Premiums . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
          Right to Return Policy . . . . . . . . . . . . . . . . . . . . . . . . . .     1
          Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
          Settlement Options . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
          Suicide. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
          Summary of Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
          Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
          Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
          Variable Accumulation Value. . . . . . . . . . . . . . . . . . . . . . . .    11
          Voting of Mutual Fund Shares . . . . . . . . . . . . . . . . . . . . . . .    25

          Additional benefits and restrictions, if any, are listed on the Policy Data Page.
-------------------------------------------------------------------------------------------





---------------
PAGE 2     5171
---------------

POLICY DATA PAGE                                                   DATE PRINTED
POLICY NUMBER: S7-500-977                                          July 26, 1994
--------------------------------------------------------------------------------
POLICY INFORMATION  OWNER                                   Steve Sltwo


                    INSURED                                 Steve Sltwo
                    SEX, ISSUE AGE                          Male      41
                    POLICY DATE                             January 17, 1994
                    ISSUE DATE                              January 17, 1994
                    EFFECTIVE DATE                          January 17, 1994
                    ------------------------------------------------------------
                    FACE AMOUNT
                         Initial                                 $75,000
                         Current                                 $75,000
                         Minimum                                 $25,000

                    ------------------------------------------------------------
                    DEATH BENEFIT OPTION     Level Amount Option
                                   CORRIDOR PERCENTAGE TABLE
                      Attained    Percentage of   Attained     Percentage of
                         Age   Accumulation Value    Age    Accumulation Value
                        0-40            250          60              130
                         45             215          65              120
                         50             185          70              115
                         55             150         75-90            105
                                                     95              100
--------------------------------------------------------------------------------
PREMIUMS            INITIAL PREMIUM                              $1,428.16
                    PLANNED PREMIUM
                         Amount                                  $80.00
                         Frequency                               Monthly
                    PREMIUM CLASS                                Nonsmoker
                         Rating Factor                           100 %
                    DEATH BENEFIT GUARANTEE PERIOD               24 Years
                    MINIMUM MONTHLY PREMIUM                      $105.01
                    ------------------------------------------------------------
                    INITIAL PREMIUM ALLOCATION

                    NWNL SELECT*LIFE VARIABLE ACCOUNT
                         Fidelity Money Market Portfolio              10%
                         Fidelity High Income Portfolio               20%
                         Fidelity Equity-Income Portfolio             10%
                         Fidelity Overseas Portfolio                  20%
                         Fidelity Growth Portfolio                    10%
                         Fidelity Asset Manager Portfolio             10%
                         Fidelity Investment Grade Bond Port          10%
                         Fidelity Index 500 Portfolio                 10%
                         Putnam Growth and Income Fund
                         Putnam Voyager Fund
                         Putnam Utilities Growth and Income
                         Putnam Diversified Income Fund

--------------------------------------------------------------------------------
FORM NUMBERS


82-000

POLICY DATA PAGE                                                   DATE PRINTED
POLICY NUMBER: S7-500-977                                          July 26, 1994
--------------------------------------------------------------------------------
FIXED ACCOUNT       Minimum Annual Interest Rate        4.00%
INTEREST RATES      Loan Interest Rate                  7.40% payable in advance

                    Preferred Loan Interest Rate        5.21% payable in advance
--------------------------------------------------------------------------------
                    PREMIUM EXPENSE CHARGE
                      Maximum Sales Charge              2.50%
                      Maximum Premium Tax Charge        2.50%
                      Maximum Premium Processing Charge $2.00

                    MONTHLY EXPENSE CHARGE
                      Maximum Monthly Administrative
                         Charge                         $12.00
                      Death Benefit Guarantee Charge    None
                      Monthly Policy Charge             None
                      Monthly Amount Charge             None
                         Expense Risk Charge
                              Policy Years 1-10         .90%
                              Policy Years 11 and later .90%
                    ------------------------------------------------------------
                    TABLE OF SURRENDER CHARGES
                    CONTINGENT DEFERRED ADMINISTRATIVE CHARGES
                    0    $375.00
                    1    $375.00         6   $337.50        11   $150.00
                    2    $375.00         7   $300.00        12   $112.50
                    3    $375.00         8   $262.50        13    $75.00
                    4    $375.00         9   $225.00        14    $37.50
                    5    $375.00        10   $187.50        15     $0.00

                    CONTINGENT DEFERRED SALES CHARGES
                    0    $1,470.00
                    1    $1,470.00       6   $1,323.00      11   $588.00
                    2    $1,470.00       7   $1,176.00      12   $441.00
                    3    $1,470.00       8   $1,029.00      13   $294.00
                    4    $1,470.00       9     $882.00      14   $147.00
                    5    $1,470.00      10     $735.00      15     $0.00

                    Surrender Charges grade uniformly by policy month between the consecutive years shown above.

                    SURRENDER CHARGE GUIDELINE                 $2,792.25
                    (for the Sales Charge Refund)
--------------------------------------------------------------------------------



82-000

POLICY DATA PAGE                                                   DATE PRINTED
POLICY NUMBER: S7-500-977                                          July 26, 1994
--------------------------------------------------------------------------------
NONFORFEITURE ITEMS      1980 Commission's Standard Ordinary Mortality Table
                              for Nonsmokers, Age Last Birthday
                         Nonforfeiture Interest Rate      4.00%
                         Percent of Partial Withdrawal    20% per policy year in
                                                              policy years 2-15
                                                          100% thereafter


--------------------------------------------------------------------------------
IMPORTANT NOTICE         The Cash Surrender Value will be used to purchase paid-
                         up life at the insured's age 95. It is possible that coverage will expire prior to that date where either no premiums are paid following payment of the initial premium, or subsequent premiums are insufficient to continue coverage to such date.



82-000

POLICY DATA PAGE                                                   DATE PRINTED
Policy Number: S7-500-977                                          July 26, 1994
--------------------------------------------------------------------------------

ADDITIONAL BENEFITS    The cost of the Rider Benefits is included in the Monthly
                       Deduction for the Basic Benefits of the Policy.
                       ---------------------------------------------------------
                       ACCIDENTAL DEATH BENEFIT RIDER
                       Premium Class                        Standard
                       Rating Factor                        100%
                       Current ADB amount                   $5,000
                       Initial ADB amount                   $5,000
                       Cost of Rider's Benefits             See Table of ADB
                                                             Rates/ $1,000.
                       Rider Effective Date                 January 17, 1994
                       Rider Issue Date                     January 17, 1994
                       Rider Expiry Date                    January 17, 2023
                       ---------------------------------------------------------
                       WAIVER OF MONTHLY DEDUCTION RIDER
                       Premium Class                        Standard
                       Rating Factor                        100%
                       Cost of Rider's Benefits             See Table of Waiver
                                                             Rates.
                       Rider Effective Date                 January 17, 1994
                       Rider Issue Date                     January 17, 1994
                       Rider Expiry Date                    January 17, 2018
                       ---------------------------------------------------------
                       INSURED'S COST OF LIVING INCREASE RIDER
                       Rider Issue Date                     January 17, 1994
                       Insured's CPI Increase Base          $75,000
                       Premium Class                        Standard
                       Maximum Increase
                         Amount for the Insured             $15,000
                       ---------------------------------------------------------
                       ADDITIONAL INSURED RIDER
                       Additional Insured                   Steve Sltwo
                       Issue Age and Sex                    41    Male
                       Premium Class                        Nonsmoker
                       Rating Factor                        100%
                       AIR Face Amount                      $50,000
                       Monthly Guaranteed Cost
                         of Insurance Rate Per $1000
                         for Policy years 1-10              $0.2485
                       Rider Effective Date                 January 17, 1994
                       Rider Issue Date                     January 17, 1994
                       Rider Expiry Date                    January 17, 2004
                       ---------------------------------------------------------
                       ADDITIONAL INSURED RIDER
                       Additional Insured                   Sally Sltwo
                       Issue Age and Sex                    37    Female
                       Premium Class                        Nonsmoker
                       Rating Factor                        100%
                       AIR Face Amount                      $25,000
                       Monthly Guaranteed Cost
                         of Insurance Rate Per $1000
                         for Policy years 1-10              $0.1805
                       Rider Effective Date                 January 17, 1994
                       Rider Issue Date                     January 17, 1994
                       Rider Expiry Date                    January 17, 2004

82-000

POLICY DATA PAGE                                                   DATE PRINTED
Policy Number: S7-500-977                                          July 26, 1994
--------------------------------------------------------------------------------

ADDITIONAL BENEFITS    The cost of the Rider Benefits is included in the Monthly
                       Deduction for the Basic Benefits of the Policy.
                       ---------------------------------------------------------
                       CHILDREN'S INSURANCE RIDER
                       CIR Face Amount                      $5,000   per child
                       Cost of Rider's Benefits             $7.44    per $1,000
                                                                      of Face
                                                                      Amount
                       Rider Effective Date                 January 17, 1994
                       Rider Issue Date                     January 17, 1994
                       Rider Expiry Date                    January 17, 2019


82-000

POLICY DATA PAGE                                                   DATE PRINTED
Policy Number: S7-500-977                                          July 26, 1994
--------------------------------------------------------------------------------

                              TABLE OF MONTHLY ADB
                                RATES PER $1,000*

                MONTHLY        MONTHLY                    MONTHLY       MONTHLY
 ATTAINED        MALE          FEMALE       ATTAINED       MALE         FEMALE
    AGE        ADB RATES      ADB RATES        AGE       ADB RATES     ADB RATES

     5            .07            .07           40           .07           .07
     6            .07            .07           41           .07           .07
     7            .08            .08           42           .07           .07
     8            .08            .08           43           .07           .07
     9            .08            .08           44           .07           .07
    10            .08            .08           45           .07           .07
    11            .08            .08           46           .07           .07
    12            .09            .09           47           .08           .08
    13            .09            .09           48           .08           .08
    14            .09            .09           49           .08           .08
    15            .10            .10           50           .08           .08
    16            .10            .10           51           .08           .08
    17            .10            .10           52           .09           .09
    18            .10            .10           53           .09           .09
    19            .10            .10           54           .09           .09
    20            .10            .10           55           .09           .09
    21            .09            .09           56           .10           .10
    22            .09            .09           57           .10           .10
    23            .08            .08           58           .10           .10
    24            .08            .08           59           .11           .11
    25            .08            .08           60           .11           .11
    26            .07            .07           61           .12           .12
    27            .07            .07           62           .12           .12
    28            .07            .07           63           .13           .13
    29            .07            .07           64           .13           .13
    30            .07            .07           65           .14           .14
    31            .07            .07           66           .14           .14
    32            .07            .07           67           .15           .15
    33            .07            .07           68           .16           .16
    34            .07            .07           69           .17           .17
    35            .07            .07
    36            .07            .07
    37            .07            .07
    38            .07            .07
    39            .07            .07

* For Accidental Death Benefit riders in a rated premium class, the monthly deduction rates are calculated by multiplying the above monthly rates by the premium class rating factor shown on the policy data page.

POLICY DATA PAGE                                                   DATE PRINTED
Policy Number: B9-999-999                                          April 1, 1994
--------------------------------------------------------------------------------

OPTIONAL BENEFITS      WAIVER OF SPECIFIED PREMIUM RIDER (WSP)
                       Rider Effective Date                 April 1, 1994
                       Rider Issue Date                     April 1, 1994
                       Rider Expiry Date                    April 1, 2024
                       Premium Class                        Male Non-smoker
                       Monthly Specified Premium            $100
                       Maximum WSP Age                      70
                       WSP Rate                             See Table of WSP
                                                             Rates
                       Rating Factor                        100%



82-000                                                                  Page A



POLICY DATA PAGE                                                   DATE PRINTED
POLICY NUMBER: S7-500-977                                          July 26, 1994
--------------------------------------------------------------------------------
                             TABLE OF MONTHLY WAIVER
                       RATES PER $1 OF MONTHLY DEDUCTION*

               MONTHLY        MONTHLY                  MONTHLY        MONTHLY
  ATTAINED       MALE          FEMALE     ATTAINED       MALE          FEMALE
     AGE     WAIVER RATES   WAIVER RATES     AGE     WAIVER RATES   WAIVER RATES
      0        .03655         .05838         33        .04303         .06980
      1        .03655         .05838         34        .04588         .07287
      2        .04022         .06506         35        .04809         .07590
      3        .04186         .06835         36        .04945         .08247
      4        .04364         .07105         37        .05331         .09176
      5        .04528         .07397         38        .05644         .09962
      6        .04675         .07714         39        .05870         .10549
      7        .04832         .07941         40        .06297         .11289
      8        .04931         .08060         41        .06393         .11881
      9        .04965         .08120         42        .06658         .12019
     10        .04931         .08060         43        .06627         .12332
     11        .04832         .07941         44        .06954         .13033
     12        .04645         .07770         45        .07561         .14235
     13        .04417         .07552         46        .08368         .15606
     14        .04211         .07297         47        .09174         .17285
     15        .04000         .06968         48        .10081         .19180
     16        .03789         .06626         49        .11048         .21176
     17        .03618         .06316         50        .12290         .23568
     18        .03495         .06000         51        .13591         .26153
     19        .03396         .05684         52        .14930         .28698
     20        .03130         .04758         53        .16337         .31407
     21        .03117         .04737         54        .17663         .34150
     22        .03117         .05109         55        .19059         .36904
     23        .03103         .05087         56        .20407         .39635
     24        .03461         .05455         57        .21797         .42337
     25        .03447         .05455         58        .23145         .44959
     26        .03418         .05819         59        .24430         .47541
     27        .03781         .05769         60        .16196         .23785
     28        .03750         .06128         61        .12429         .18302
     29        .04074         .06076         62        .09231         .13483
     30        .04041         .06429         63        .06426         .09390
     31        .04008         .06750         64        .04010         .05900
     32        .04337         .06667


* For Waiver of Monthly Deduction riders in a rated premium class, the monthly deduction rates are calculated by multiplying the above monthly rate by the premium class rating factor shown on the policy data page.


-----------------------------------------------------------------------------------------------------------------
POLICY DATA PAGE    TABLE OF MONTHLY GUARANTEED COST
                    OF INSURANCE RATES PER $1,000
                    MALE - NONSMOKER
                    ---------------------------------------------------------------------------------------------
                    ATTAINED                 ATTAINED                 ATTAINED
                      AGE            RATE      AGE             RATE     AGE              RATE
                    ---------------------    ----------------------   -----------------------
                    20             .14013    45              .28804   70              3.09817
                    21             .13846    46              .31147   71              3.44161
                    22             .13596    47              .33657   72              3.83999
                    23             .13262    48              .36420   73              4.29329
                    24             .12928    49              .39435   74              4.79447
                    ---------------------    ----------------------   -----------------------

                    25             .12511    50              .42870   75              5.33374
                    26             .12260    51              .46809   76              5.90739
                    27             .12093    52              .51338   77              6.51160
                    28             .12010    53              .56541   78              7.15074
                    29             .12010    54              .62336   79              7.84590
                    ---------------------    ----------------------   -----------------------

                    30             .12093    55              .68807   80              8.62093
                    31             .12344    56              .75873   81              9.49889
                    32             .12678    57              .83367   82             10.50136
                    33             .13178    58              .91712   83             11.62822
                    34             .13763    59             1.01078   84             12.86210
                    ---------------------    ----------------------   -----------------------

                    35             .14431    60             1.11555   85             14.17886
                    36             .15182    61             1.23232   86             15.56507
                    37             .16184    62             1.36708   87             17.00226
                    38             .17270    63             1.51991   88             18.48644
                    39             .18439    64             1.69009   89             20.04132
                    ---------------------    ----------------------   -----------------------

                    40             .19859    65             1.87687   90             21.69371
                    41             .21363    66             2.07951   91             23.48857
                    42             .22951    67             2.29213   92             25.50430
                    43             .24707    68             2.53461   93             27.96193
                    44             .26630    69             2.79859   94             31.38386
                    ---------------------    ----------------------   -----------------------




------------
   83-702
------------


-----------------------------------------------------------------------------------------------------------------
POLICY DATA PAGE    TABLE OF MONTHLY GUARANTEED COST
                    OF INSURANCE RATES PER $1,000
                    MALE - STANDARD
                    ---------------------------------------------------------------------------------------------
                    ATTAINED                 ATTAINED                 ATTAINED
                      AGE            RATE      AGE            RATE      AGE              RATE
                    ---------------------    ---------------------    -----------------------
                     0             .21948    35             .22701    70              4.87787
                     1             .08589    36             .24372    71              5.31499
                     2             .08255    37             .26463    72              5.81208
                     3             .08088    38             .28804    73              6.36667
                     4             .07754    39             .31481    74              6.97905
                    ---------------------    ---------------------    -----------------------

                     5             .07337    40             .34578    75              7.63863
                     6             .06920    41             .37927    76              8.31871
                     7             .06503    42             .41613    77              9.00762
                     8             .06253    43             .45133    78              9.71026
                     9             .06170    44             .50080    79             10.45174
                    ---------------------    ---------------------    -----------------------

                    10             .06253    45             .54778    80             11.25817
                    11             .06753    46             .59648    81             12.15491
                    12             .07671    47             .64940    82             13.16081
                    13             .08922    48             .70657    83             14.26297
                    14             .10341    49             .76883    84             15.42768
                    ---------------------    ---------------------    -----------------------

                    15             .11842    50             .83788    85             16.61725
                    16             .13261    51             .91627    86             17.80318
                    17             .14347    52            1.00487    87             19.03928
                    18             .15182    53            1.10541    88             20.34824
                    19             .15683    54            1.21539    89             21.01372
                    ---------------------    ---------------------    -----------------------

                    20             .19358    55            1.33315    90             23.03012
                    21             .19358    56            1.45789    91             24.46831
                    22             .19024    57            1.58964    92             26.16956
                    23             .18690    58            1.72843    93             28.40686
                    24             .18189    59            1.87260    94             31.56339
                    ---------------------    ---------------------    -----------------------

                    25             .17604    60            2.04442
                    26             .17270    61            2.23291
                    27             .17103    62            2.44595
                    28             .17103    63            2.68460
                    29             .17353    64            2.94650
                    ---------------------    ---------------------

                    30             .17771    65            3.22493
                    31             .18356    66            3.51222
                    32             .19108    67            3.82160
                    33             .20110    68            4.14189
                    34             .21280    69            4.49090
                    ---------------------    ---------------------


------------
   83-703
------------


-----------------------------------------------------------------------------------------------------------------
POLICY DATA PAGE    TABLE OF MONTHLY GUARANTEED COST
                    OF INSURANCE RATES PER $1,000
                    FEMALE - NONSMOKER
                    ---------------------------------------------------------------------------------------------
                    ATTAINED                 ATTAINED                 ATTAINED
                      AGE            RATE      AGE             RATE     AGE              RATE
                    ---------------------    ----------------------   -----------------------
                    20             .08422    45              .25794   70              1.87772
                    21             .08589    46              .27550   71              2.08208
                    22             .08672    47              .29474   72              2.33335
                    23             .08839    48              .31481   73              2.63543
                    24             .09006    49              .33741   74              2.98461
                    ---------------------    ----------------------   -----------------------

                    25             .09173    50              .36252   75              3.37628
                    26             .09423    51              .39016   76              3.80234
                    27             .09590    52              .42199   77              4.26157
                    28             .09840    53              .45719   78              4.76166
                    29             .10174    54              .49325   79              5.31946
                    ---------------------    ----------------------   -----------------------

                    30             .10424    55              .53184   80              5.95868
                    31             .10758    56              .57045   81              6.70043
                    32             .11092    57              .60824   82              7.56415
                    33             .11509    58              .64604   83              8.55015
                    34             .12010    59              .68891   84              9.65170
                    ---------------------    ----------------------   -----------------------

                    35             .12594    60              .73938   85             10.86110
                    36             .13429    61              .80167   86             12.17441
                    37             .14431    62              .87918   87             13.59464
                    38             .15516    63              .97448   88             15.12828
                    39             .16685    64             1.08174   89             16.79399
                    ---------------------    ----------------------   -----------------------

                    40             .18105    65             1.19761   90             18.61343
                    41             .19609    66             1.31789   91             20.64005
                    42             .21113    67             1.44091   92             22.96852
                    43             .22617    68             1.56838   93             25.79734
                    44             .24122    69             1.71054   94             29.58621
                    ---------------------    ----------------------   -----------------------



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   83-704
------------


-----------------------------------------------------------------------------------------------------------------
POLICY DATA PAGE    TABLE OF MONTHLY GUARANTEED COST
                    OF INSURANCE RATES PER $1,000
                    FEMALE - STANDARD
                    ---------------------------------------------------------------------------------------------
                    ATTAINED                 ATTAINED                 ATTAINED
                      AGE            RATE      AGE             RATE     AGE              RATE
                    ---------------------    ----------------------   -----------------------
                     0             .15683    35              .16769   70              2.47090
                     1             .07004    36              .18189   71              2.71222
                     2             .06670    37              .19859   72              3.00887
                     3             .06503    38              .21781   73              3.36322
                     4             .06420    39              .23871   74              3.76908
                    ---------------------    ----------------------   -----------------------

                     5             .06253    40              .26379   75              4.21491
                     6             .06086    41              .29055   76              4.69167
                     7             .05919    42              .31733   77              5.19278
                     8             .05836    43              .34411   78              5.72587
                     9             .05753    44              .37090   79              6.31058
                    ---------------------    ----------------------   -----------------------

                    10             .05669    45              .39937   80              6.97084
                    11             .05836    46              .42870   81              7.72700
                    12             .06086    47              .45887   82              8.59578
                    13             .06420    48              .49157   83              9.61111
                    14             .06837    49              .52764   84             10.72696
                    ---------------------    ----------------------   -----------------------

                    15             .07253    50              .56625   85             11.93000
                    16             .07670    51              .60740   86             13.21417
                    17             .08004    52              .65445   87             14.57012
                    18             .08338    53              .70657   88             16.00842
                    19             .08588    54              .75958   89             17.53216
                    ---------------------    ----------------------   -----------------------

                    20             .09757    55              .81430   90             19.25682
                    21             .09924    56              .86822   91             21.15691
                    22             .10174    57              .91880   92             23.31971
                    23             .10424    58              .96858   93             25.93788
                    24             .10675    59             1.02176   94             29.58621
                    ---------------------    ----------------------   -----------------------

                    25             .10925    60             1.08512
                    26             .11342    61             1.16461
                    27             .11676    62             1.26705
                    28             .12093    63             1.39168
                    29             .12594    64             1.53097
                    ---------------------    ----------------------

                    30             .13178    65             1.67817
                    31             .13679    66             1.82821
                    32             .14264    67             1.97342
                    33             .15015    68             2.12062
                    34             .15850    69             2.28097
                    ---------------------    ----------------------

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   83-705
------------



------------------------------------------------------------------------------------------------------------------------
                     LIVING BENEFITS
SUMMARY OF BENEFITS
                     While the insured is alive, subject to this pol-    6.
                     icy's provisions, you may:                          Surrender this policy for cash;

                     1.                                                  7.
                     Change the amount and frequency of your             Make a partial withdrawal for cash;
                     premium payments;
                                                                         8.
                     2.                                                  Receive a cash loan;
                     Change the allocation of your premiums;
                                                                         9.
                     3.                                                  Assign this policy as collateral;
                     Change the Face Amount;
                                                                         10.
                     4.                                                  Change the beneficiary;
                     Change the Death Benefit Option;
                                                                         11.
                     5.                                                  Transfer ownership; and
                     Make transfers between accounts;
                                                                         12.
                                                                         Enjoy any other rights this policy allows.
                     ---------------------------------------------------------------------------------------------------
                     DEATH BENEFITS

                     At the insured's death, the proceeds payable        Plus a refund of any policy loan interest we
                     include the Death Benefit then in force:            have charged but not earned;

                     Plus any additional amounts provided by             Minus any Loan Amount; and
                     rider on the life of the insured;
                                                                         Minus any unpaid Monthly Deductions.
------------------------------------------------------------------------------------------------------------------------
THE CONTRACT         This policy is a legal contract.  Read your pol-    Unless fraudulent, all statements made by or
                     icy carefully!  You rely on us to provide its       on behalf of anyone covered by this policy are
                     benefits; we rely on you to pay its premiums.       representations and not warranties.  No
                     The entire contract is this policy and all ap-      statement can be used to cancel this policy
                     plications, Policy Data Pages, riders, and          or can be used in our defense if we refuse to
                     amendments attached at time of issue or             pay a claim, unless it is found in an applica-
                     agreed upon later.                                  tion, rider, or amendment.
                     ---------------------------------------------------------------------------------------------------
                     CHANGES

                     Policy changes must be in writing and signed        agent or any other person may alter or change
                     by our President or Secretary, or one of our        the terms and conditions of this policy.
                     Vice Presidents or Assistant Secretaries.  No
------------------------------------------------------------------------------------------------------------------------
DEFINITIONS          GENERAL DEFINITIONS
                     ---------------------------------------------------------------------------------------------------
                     IN FORCE                                            The terms of this policy are in effect.
                     ---------------------------------------------------------------------------------------------------
                     THE INSURED                                         The person upon whose life this policy is is-
                                                                         sued.  The Policy Data Page lists the insured.
                     ---------------------------------------------------------------------------------------------------
                     PROCEEDS                                            The amount we pay when the insured dies or
                                                                         when this policy is surrendered.
                     ---------------------------------------------------------------------------------------------------
                     WE, US, OUR                                         Northwestern National Life Insurance Com-
                                                                         pay at our Home Office in Minneapolis,
                                                                         Minnesota.
------------------------------------------------------------------------------------------------------------------------





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------------------------------------------------------------------------------------------------------------------------
                     GENERAL DEFINITIONS
DEFINITIONS          ---------------------------------------------------------------------------------------------------
(CONTINUED)          WRITTEN, IN WRITING                                 A written request or notice, signed and dated,
                                                                         and received at our Home Office.  The form
                                                                         and content of the request or notice must be
                                                                         acceptable to us.
                     ---------------------------------------------------------------------------------------------------
                     YOU, YOUR                                           The owner of this policy, as shown on the
                                                                         Policy Data Page, unless changed as allowed
                                                                         in this policy.  The insured owns this policy
                                                                         unless another owner is named.
------------------------------------------------------------------------------------------------------------------------
                     ACCUMULATION UNIT                                   A unit of measure used to determine the Var-
POLICY DEFINITIONS                                                       iable Accumulation Value.
                     ---------------------------------------------------------------------------------------------------
                     ACCUMULATION VALUE                                  The total amount that this Policy provides for
                                                                         investment at any time.  The Accumulation
                                                                         Value is the total of the Fixed Accumulation
                                                                         Value and the Variable Accumulation Value.
                     ---------------------------------------------------------------------------------------------------
                     AGE 65, 75, AND 95                                  The policy anniversary on or next following
                                                                         the insured's 65th, 75th, and 95th birthdays,
                                                                         respectively.
                     ---------------------------------------------------------------------------------------------------
                     CASH VALUE                                          The Accumulation Value minus any Surrender
                                                                         Charge.
                     ---------------------------------------------------------------------------------------------------
                     CASH SURRENDER VALUE                                The amount payable to you if you surrender
                                                                         this policy.  It is the Cash Value minus any
                                                                         Loan Amount and unpaid Monthly De-
                                                                         ductions.
                     ---------------------------------------------------------------------------------------------------
                     THE CODE                                            The Internal Revenue Code of 1954, as
                                                                         amended.
                     ---------------------------------------------------------------------------------------------------
                     FACE AMOUNT                                         The minimum Death Benefit payable as long
                                                                         as this policy is in force.  The initial Face
                                                                         Amount is shown on the Policy Data Page.
                                                                         You may change the Face Amount as de-
                                                                         scribed in this policy.
                     ---------------------------------------------------------------------------------------------------
                     FIXED ACCOUNT                                       All our assets other than those allocated to
                                                                         the Variable Account or any other separate
                                                                         account.  We have complete ownership and
                                                                         control of the assets in the Fixed Account.
                     ---------------------------------------------------------------------------------------------------
                     LOAN AMOUNT                                         The sum of all unpaid policy loans.
                     ---------------------------------------------------------------------------------------------------
                     MONTHLY ANNIVERSARY                                 The same date in each succeeding month as
                                                                         your Policy Date.  Whenever your Monthly
                                                                         Anniversary falls on a date other than a Val-
                                                                         uation Date, the Monthly Anniversary will be
                                                                         the next Valuation Date.
                     ---------------------------------------------------------------------------------------------------
                     POLICY DATE                                         The Policy Date is used in determining policy
                                                                         years, policy months, Monthly Anniversaries,
                                                                         and policy anniversaries.  The Policy Data
                                                                         Page shows the Policy Date.
------------------------------------------------------------------------------------------------------------------------





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--------------------                                                                                --------------------
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------------------------------------------------------------------------------------------------------------------------
                     SUB-ACCOUNT                                         A subdivision of the Variable Account.  Each
POLICY DEFINITIONS                                                       Sub-account invests exclusively in the shares
(CONTINUED)                                                              of one of the mutual funds shown on the Pol-
                                                                         icy Data Page, or added later.
                     ---------------------------------------------------------------------------------------------------
                     VALUATION DATE                                      The close of business each day that the New
                                                                         York Stock Exchange is open for trading and
                                                                         valuations have not been suspended by the
                                                                         Securities and Exchange Commission. A Val-
                                                                         uation Date may be any other day on which
                                                                         there is sufficient trading in the mutual funds'
                                                                         portfolio to materially affect the Accumulation
                                                                         Unit Value in the corresponding Sub-account.
                     ---------------------------------------------------------------------------------------------------
                     VALUATION PERIOD                                    The period of time between a Valuation Date
                                                                         and the next Valuation Date.
                     ---------------------------------------------------------------------------------------------------
                     VARIABLE ACCOUNT                                    Select*Life Variable Account, a separate in-
                                                                         vestment account of ours.  The Variable Ac-
                                                                         count is used only to receive and invest Net
                                                                         Premiums paid under our variable life insur-
                                                                         ance policies.  The assets of the Variable Ac-
                                                                         count will be valued on each Valuation Date.
                                                                         We have complete ownership and control of
                                                                         the assets in the Variable Account.

                                                                         Assets of the Variable Account equal to its li-
                                                                         abilities will not be charged with liabilities
                                                                         arising out of any other business we conduct.
                                                                         However, we may transfer any assets which
                                                                         exceed the liabilities of the Variable Account
                                                                         to our Fixed Account.

                                                                         The Variable Account is treated as a unit in-
                                                                         vestment trust under federal securities laws.
                                                                         It is registered with the Securities and Ex-
                                                                         change Commission according to the Invest-
                                                                         ment Company Act of 1940.  It was
                                                                         established under the State of Minnesota's
                                                                         insurance laws.  Any change in the investment
                                                                         policy of the Variable Account must be ap-
                                                                         proved by the Department of Commerce of
                                                                         the State of Minnesota according to the ap-
                                                                         proval process  on file with the State.
------------------------------------------------------------------------------------------------------------------------
DEATH BENEFIT        This policy has two Death Benefit Options.          sured's attained age, as shown on the Policy
                     The Death Benefit Option in effect is shown         Data Page.
                     on the Policy Data Page.  All values are deter-
                     mined as of the Valuation Date on or next           OPTION B (VARIABLE AMOUNT OPTION) - The
                     following the date of the insured's death.  The     Death Benefit is the greater of:
                     two Death Benefit Options are:
                                                                         1.
                     OPTION A (LEVEL AMOUNT OPTION) - The Death          The Face Amount plus the Accumulation
                     Benefit is the greater of:                          Value; or

                     1.                                                  2.
                     The Face Amount; or                                 The Accumulation Value multiplied by the
                                                                         Corridor Percentage, according to the in-
                     2.                                                  sured's attained age, as shown on the Policy
                     The Accumulation Value multiplied by the            Data Page.
                     Corridor Percentage, according to the in-
------------------------------------------------------------------------------------------------------------------------



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      84-668                                                                                                  5
--------------------                                                                                --------------------
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
------------------------------------------------------------------------------------------------------------------------
                     After the second policy year, you may request       Benefit Option also change the Face Amount.
REQUESTED CHANGES IN an increase or decrease in your Face Amount         (See Changes in Death Benefit Option.)
FACE AMOUNT          by notifying us in writing.  Changes in Death
                     ---------------------------------------------------------------------------------------------------
                     INCREASES

                     Increases in Face Amount must be at least           1.
                     $5,000.  You cannot increase the Face amount        Midnight of the 20th day after you receive
                     after the insured's Age 75.                         the new Policy Data Page for the increase;

                     We may require written proof that the in-           2.
                     sured is still insurable before making an in-       Midnight of the 20th day after a written No-
                     crease.  An approved increase goes into effect      tice of Right of Withdrawal is mailed or de-
                     on the Monthly Anniversary on or next fol-          livered to you; or
                     lowing the date of the approval.  At least two
                     years must lapse between increases.                 3.
                                                                         Midnight of the 45th day after the date of
                     An increase  is subject to a free look period       your written request for the increase.
                     during which you have the right to request
                     us to cancel the increase and receive a refund.     If you cancel an increase during this period,
                     The request must be made by the latest of:          we will restore the Accumulation Value by
                                                                         refunding the amount of any deductions and
                                                                         charges associated with the increase, or, upon
                                                                         request, you can receive that amount in cash.
                     ---------------------------------------------------------------------------------------------------
                     DECREASES

                     You cannot decrease the Face Amount below           Class applies to the current Face Amount, the
                     the Minimum Face Amount shown on the                Face Amount will be reduced in the following
                     Policy Data Page.  If, following a requested        order:
                     decrease in Face Amount, this Policy would
                     no longer qualify as life insurance under fed-      1.
                     eral tax law, we will limit the decrease to an      The Face Amount provided by the most re-
                     amount that would maintain that qualifica-          cent increase;
                     tion.
                                                                         2.
                     Changes go into effect on the Monthly Anni-         The next most recent increases successively;
                     versary on or next following the date we re-        and
                     ceive your request.  At least six months must
                     elapse between decreases.                           3.
                                                                         The initial Face Amount.
                     For the purpose of determining the cost of
                     insurance when more than one Premium
------------------------------------------------------------------------------------------------------------------------







--------------------                                                                                --------------------
      4815                                                                                                    6
--------------------                                                                                --------------------
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

------------------------------------------------------------------------------------------------------------------------------------

REQUESTED CHANGES IN     EFFECT OF REQUESTED CHANGES IN FACE
FACE AMOUNT              AMOUNT
(CONTINUED)
                         A change in Face Amount will affect the                Guarantee.  A decrease in Face Amount will
                         Monthly Deduction because the cost of insur-           reduce the Minimum Monthly Premium.  We
                         ance and the Monthly Expense Charge are                will send you a new Policy Data Page with
                         based on the Face Amount.  The cost of cer-            the new Minimum Monthly Premium.
                         tain rider benefits may also be affected.
                                                                                An increase in Face Amount will increase
                         If the Death Benefit Guarantee is in effect,           Surrender Charges.  We will send you a new
                         we will calculate a new Minimum Monthly                Policy Data Page showing the amount and
                         Premium for the Death Benefit Guarantee                duration of the new Surrender Charges.  De-
                         from the effective date of the change in Face          creases in Face Amount do not reduce the
                         Amount.  Additional premium payments may               Surrender Charge.
                         be required to maintain the Death Benefit
------------------------------------------------------------------------------------------------------------------------------------
CHANGES IN DEATH         You may request in writing to change the               Option), the Face Amount is increased by an
BENEFIT OPTION           Death Benefit Option.  A change in Death               amount equal to the Accumulation Value on
                         Benefit Option will also change the Face               the effective date of the change.  The change
                         Amount.  If you change from Option A (Level            is effective on the Monthly Anniversary on or
                         Amount Option) to Option B (Variable Amount            next following the date we receive your re-
                         Option), the Face Amount is decreased by an            quest.  We do not require proof of insurability
                         amount equal to the Accumulation Value on              for this increase.
                         the effective date of the change.  The change
                         is effective on the Monthly Anniversary on or          A change in Face Amount due to a change in
                         next following the date we receive your re-            Death Benefit Option will affect the Monthly
                         quest.  You cannot change the Death Benefit            Deduction because the cost of insurance and
                         Option if the resulting Face Amount would              the Monthly Expense Charge depend on the
                         fall below the Minimum Face Amount shown               Face Amount.  The cost of certain rider bene-
                         on the Policy Data Page.                               fits may also be affected.

                         If you change from Option B (Variable                  The Surrender Charges will not be affected
                         Amount Option) to Option A (Level Amount               by a change in the Death Benefit Option.
------------------------------------------------------------------------------------------------------------------------------------
PREMIUMS                 There is no insurance under this policy until          premiums are payable in advance of the pe-
                         the initial premium is paid.  The initial pre-         riod to which they apply.
                         mium is shown on the Policy Data Page.  All
                         -----------------------------------------------------------------------------------------------------------
                         NET PREMIUM
                         When you pay a premium, we deduct the                  but will not exceed the Maximum Premium
                         Premium Expense Charge.  The Premium                   Processing Charge shown on the Policy Data
                         Expense Charge is equal to 1, plus 2, plus 3,          Page.
                         plus 4 (1 + 2 + 3 + 4), where:
                                                                                The amount remaining after we have de-
                         1.                                                     ducted the Premium Expense Charge from a
                         Is the premium multiplied by the Sales                 premium is the Net Premium.  The Net Pre-
                         Charge shown on the Policy Data Page;                  mium is credited to the Sub-accounts of the
                                                                                Variable Account according to your allocation.
                         2.
                         Is the premium multiplied by the Premium               The portion of the Net Premium allocated to
                         Tax Charge shown on the Policy Data Page;              a Sub-account is invested at net asset value
                                                                                in shares of a specified mutual fund.  As of the
                         3.                                                     Policy Date, the mutual funds in which the
                         Is the premium multiplied by the Federal Tax           Sub-accounts invest are listed on the Policy
                         Charge shown on the Policy Data Page; and              Data Page.  A Sub-account may be added later
                                                                                or replaced according to the "Substitution of
                         4.                                                     Mutual Fund Shares" provision of this policy.
                         Is the Premium Processing Charge.  The Pre-
                         mium Processing Charge is subject to change,
------------------------------------------------------------------------------------------------------------------------------------


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

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


------------------------------------------------------------------------------------------------------------------------------------
PREMIUMS                 ALLOCATION OF PREMIUMS
(CONTINUED)
                         The initial allocation of premiums to the Sub-         only affect premiums we receive on or after
                         accounts of the Variable Account is specified          that date.  You may allocate 100% to any ac-
                         on the application for this policy, and is             count or divide your allocation in whole per-
                         shown on the Policy Data Page.  You may                centage points totaling 100%.  For example,
                         change the allocation at any time by notifying         you can select 33%, but not 33-1/3%.  We
                         us in writing.  Changes will not be effective          reserve the right to adjust your allocation to
                         until the date we receive your notice, and will        eliminate fractional percentages.
                         -----------------------------------------------------------------------------------------------------------
                         AMOUNT AND TIMING OF PREMIUM PAYMENTS

                         The amount and frequency of premium pay-               the policy year.  However, you have the right
                         ments will affect the Accumulation Value, the          to pay the premium required to keep this
                         Cash Surrender Value, and how long the in-             policy in force to the end of the policy year;
                         surance will remain in force.
                                                                                3.
                         After the initial premium you may determine            We may refuse to accept any premium less
                         the amount and timing of premium payments,             than $25; and
                         within the following restrictions:
                                                                                4.
                         1.                                                     While this policy is in force as paid-up life
                         We may require proof which satisfies us that           insurance, you cannot pay additional premi-
                         the insured is still insurable if any premium,         ums.
                         planned or unscheduled, would increase the
                         difference between the Death Benefit and the           You may pay premiums by sending them to
                         Accumulation Value;                                    the address shown below.  Please include
                                                                                your policy number.  The current address for
                         2.                                                     payment is:
                         We reserve the right to refuse to accept any
                         premium which would disqualify your policy             Northwestern National Life Insurance
                         for favorable tax treatment under the Code.            Company
                         If premiums paid during any Policy Year ex-            P.O. Box 802511
                         ceed the maximum permitted under the Code,             Chicago, Illinois 60680-2511
                         we will return the excess premiums with in-
                         terest to you within 60 days after the end of          Upon request, we will send you a receipt
                                                                                signed by one of our officers.
                         -----------------------------------------------------------------------------------------------------------
                         PLANNED PERIODIC PREMIUMS

                         You may pay planned periodic premiums an-              Policy Data Page.  You may change the fre-
                         nually, semi-annually, quarterly, or, if you           quency and amount of planned periodic pre-
                         choose, we can also deduct planned periodic            miums by notifying us in writing of the
                         premiums from your bank account monthly.               change.  We reserve the right to limit the
                         We will notify you of your planned periodic            amount of any increase.
                         premium at least once a year.
                                                                                We may send you periodic premium notices
                         The amount and frequency of the initial                depending on the frequency and method of
                         planned periodic premiums are shown on the             premium payment you have chosen.
                         -----------------------------------------------------------------------------------------------------------
                         UNSCHEDULED ADDITIONAL PREMIUMS

                         Premiums, other than planned periodic pre-             ance.  We may limit the number and amount
                         miums, may be paid at any time except while            of these additional payments.  (See "Amount
                         this policy is in force as paid-up life insur-         and Timing of Premium Payments" above.)
------------------------------------------------------------------------------------------------------------------------------------

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



------------------------------------------------------------------------------------------------------------------------------------
DEATH BENEFIT            The Death Benefit Guarantee Period is shown            EXAMPLE:  The Policy Date is January 1,
GUARANTEE                on the Policy Data Page and begins on the              1993.  The Minimum Monthly Premium is
                         Policy Date.  The Death Benefit Guarantee is           $100 per month.  No partial withdrawals or
                         in effect during the Death Benefit Guarantee           changes in Face Amount have occurred.
                         Period if, on each Monthly Anniversary since
                         the Policy Date, 1 is equal to or greater than         Case 1.  You pay $100 each month.  The
                         2, where:                                              Death Benefit Guarantee is maintained.

                         1.                                                     Case 2.  You pay $1000 on January 1, 1993.
                         Is the sum of all premiums paid minus any              The $1,000 will maintain the Death Benefit
                         partial withdrawals and any Loan Amount;               Guarantee without your paying any additional
                         and                                                    premiums for the next 10 months (through
                                                                                October 31, 1993).  However, you must pay
                         2.                                                     at least $100 by November 1, 1993 to
                         Is the sum of Minimum Monthly Premiums                 maintain the Death Benefit Guarantee.
                         since the Policy Date, including the Minimum
                         Monthly Premium for the current Monthly                On any Monthly Anniversary the minimum
                         Anniversary.                                           amount necessary to avoid lapse is the lesser
                                                                                of the amount due for the guarantee or the
                         If the Death Benefit Guarantee is in effect,           amount necessary to cover the monthly de-
                         we guarantee that we will not lapse your               duction.  We will send you notice of the
                         policy, even if the Cash Surrender Value is            amount necessary to cover the monthly de-
                         not sufficient to pay the Monthly Deduction            duction.  We will send you notice of the re-
                         that is due.  Although we determine each               quired payment.  If you do not remit the
                         month whether or not you have made suffi-              required payment within 61 days following
                         cient premium payments to maintain the                 the date we mail you written notice, the
                         Death Benefit Guarantee, you do not have to            Death Benefit Guarantee is no longer in effect
                         pay premiums monthly.                                  and cannot be reinstated.
                         -----------------------------------------------------------------------------------------------------------
                         POLICY CHANGES AFFECTING THE MINIMUM
                         MONTHLY PREMIUM
                         The Minimum Monthly Premium may be af-                 terminated.  The new Minimum Monthly Pre-
                         fected by requested changes in Face Amount,            mium will be shown on a new Policy Data
                         changes in the Death Benefit Option, and may           Page and applies from the date of the change.
                         also be changed when a rider is added or
------------------------------------------------------------------------------------------------------------------------------------
GRACE PERIOD AND         If the Death Benefit Guarantee is not in effect,       2.
POLICY LAPSE             the policy will lapse only if, on any Monthly          Is the amount necessary to continue the
                         Anniversary, the Cash Surrender Value plus             Death Benefit Guarantee if it is in effect.  If
                         any Sales Charge Refund is less than the               the Death Benefit Guarantee is not in effect,
                         Monthly Deduction due.                                 the minimum payment is equal to 1.

                         We will only lapse this policy at the end of a         The grace period begins on the date we send
                         61-day grace period if sufficient payment is           you written notice of the required payment.
                         not received.  The minimum payment required
                         is the lesser of 1 and 2, where:                       If the insured dies during the grace period,
                                                                                we deduct any Loan Amount and any unpaid
                         1.                                                     Monthly Deductions from the proceeds.
                         Is the amount necessary to provide a Cash
                         Surrender Value sufficient to pay the Monthly          If the Death Benefit Guarantee is in effect,
                         Deduction due; and                                     we will not lapse the policy.
------------------------------------------------------------------------------------------------------------------------------------


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



------------------------------------------------------------------------------------------------------------------------------------
REINSTATEMENT            Reinstatement means putting a lapsed policy            the Monthly Anniversary on which the policy
                         back in force.  You may reinstate this policy          would be reinstated, we will pay the Death
                         by written request any time within five years          Benefit as of that Monthly Anniversary.
                         after it has lapsed, as long as it has not been
                         surrendered for its Cash Surrender Value.              The Accumulation Value on the date of rein-
                                                                                statement will be the amount provided by the
                         To reinstate this policy and any riders:               Net Premium paid to reinstate this policy.
                                                                                Subsequent Accumulation Values will be cal-
                         1.                                                     culated as shown in the Accumulation Value
                         You must submit proof which satisfies us that          provision of this policy.  After reinstatement,
                         all insureds are still insurable; and                  the Surrender Charges will be those in effect
                                                                                on the date of termination, reduced in the
                         2.                                                     same proportion as the Accumulation Value
                         You must pay a premium large enough to                 to the Surrender Charge, both as of the date
                         keep the policy and any riders in force for at         of termination.  The Surrender Charge will not
                         least two months.                                      be less than zero.

                         This policy will be reinstated only as of a            The Death Benefit Guarantee cannot be rein-
                         Monthly Anniversary.  If you have met the              stated.
                         above conditions, and the insured dies before
------------------------------------------------------------------------------------------------------------------------------------
ACCUMULATION VALUE       The Accumulation Value of this policy is
                         equal to the sum of the Fixed Accumulation
                         Value plus the Variable Accumulation Value.
                         -----------------------------------------------------------------------------------------------------------
                         FIXED ACCUMULATION VALUE

                         The Fixed Accumulation Value on the Policy             3.
                         Date is zero.                                          Is the total of your transfers to the Variable
                                                                                Account from the Fixed Account since the
                         After the Policy Date, the Fixed Accumulation          preceding Monthly Anniversary, plus interest
                         Value is calculated as 1 + 2 - 3, where:               from the date of transfer to the date of the
                                                                                calculation.
                         1.
                         Is the Fixed Accumulation Value on the pre-            If the date of the calculation is a Monthly
                         ceding Monthly Anniversary, plus interest              Anniversary, we also reduce the Fixed Accu-
                         from the Monthly Anniversary to the date of            mulation Value by the applicable Monthly
                         the calculation;                                       Deduction for the policy month following the
                                                                                Monthly Anniversary.
                         2.
                         Is the total of your Loan Amount transferred
                         from the Variable Account since the preced-
                         ing Monthly Anniversary; and
                         -----------------------------------------------------------------------------------------------------------
                         INTEREST RATE ON THE FIXED ACCUMULATION
                         VALUE

                         The interest rate applied in the calculation of        calculation of your Fixed Accumulation Value
                         the Fixed Accumulation Value will not be less          in a manner which our Board of Directors de-
                         than the Minimum Annual Interest Rate                  termines.
                         shown on the Policy Data Page.  This rate is
                         an effective annual interest rate compounded           Interest credited on the Fixed Accumulation
                         yearly.  Interest in excess of the Minimum             Value is credited annually on the Policy An-
                         Annual Interest Rate may be applied in the             niversary to the Variable Account according
                                                                                to your premium allocation.
------------------------------------------------------------------------------------------------------------------------------------

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   5166                                                                                                                       10
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


----------------------------------------------------------------------------------------------------------------------
ACCUMULATION VALUE   VARIABLE ACCUMULATION VALUE
(CONTINUED)
                     The Variable Accumulation Value is the total        EXAMPLE: You have 100 Accumulation Units
                     of your values in each Sub-account. The value       in Sub-account XXX, 50 in Sub-account YYY,
                     for each Sub-account is equal to 1 multiplied       and 0 in Sub-account ZZZ. The Unit Values
                     by 2, where:                                        are: Sub-account XXX is 10.00, Sub-account
                                                                         YYY is 12.00, and Sub-account ZZZ is 9.00.
                     1.                                                  The number of Units multiplied by the Unit
                     Is your current number of Accumulation Units;       Value equals the value of each Sub-account
                     and                                                 as illustrated below:

                     2.                                                                  Number     Unit
                     Is the current Unit Value.                          Sub-account   of Units    Value       Values
                                                                         -----------   --------    -----       ------
                     The Variable Accumulation Value will vary           XXX            100.000    10.00    $1,000.00
                     from Valuation Date to Valuation Date re-           YYY             50.000    12.00       600.00
                     flecting changes in 1 and 2 above.                  ZZZ              0.000     9.00         0.00
                                                                                                             --------
                                                                         Total Variable Accumulation Value  $1,600.00
                     ------------------------------------------------------------------------------------------------
                     ACCUMULATION UNITS

                     When transactions are made which affect the         2.
                     Variable Accumulation Value, dollar amounts         You take a partial withdrawal from that Sub-
                     are converted to Accumulation Units. The            account;
                     number Accumulation Units for a transaction
                     is found by dividing the dollar amount of the       3.
                     transaction by the current Unit Value.              We take a portion of the Monthly Deduction
                                                                         from that sub-account; or
                     The number of Accumulation Units for a
                     Sub-account increases when:                         4.
                                                                         Transfers are made from that Sub-account to
                     1.                                                  the Fixed Account or other Sub-accounts.
                     Net Premiums are credited to that Sub-
                     account; or                                         EXAMPLE: You have 100 units in Sub-
                                                                         account XXX. The Unit Value is 10.00. You
                     2.                                                  request a partial withdrawal of $250.  The
                     Transfers from the Fixed Account or other           number of units for the partial withdrawal is
                     Sub-accounts are credited to that Sub-              $250 divided by 10.00 or 25 units. We de-
                     account.                                            crease the number of Accumulation Units by
                                                                         the number of units for the partial with-
                     The number of Accumulation Units for a              drawal. After the partial withdrawal, Sub-
                     Sub-account decreases when:                         account XXX has 100 - 25, or 75
                                                                         Accumulation Units.
                     1.
                     You take out a Policy Loan from that Sub-
                     account;

                     ------------------------------------------------------------------------------------------------
                     UNIT VALUE

                     The Unit Value for a Sub-account on any             EXAMPLE: The Unit Value for October 1 for
                     Valuation Date is equal to the previous Unit        Sub-account XXX is 20.00. After the close
                     Value multiplied by the Net Investment Factor       of the Stock Market on October 2, the Net
                     for that Sub-account for the Valuation Period       Investment Factor is calculated as 1.01 for
                     ending on that Valuation Date. The Unit             that day. The Unit Value increases to 20.00
                     Value was initially set at 10.00 when the           x 1.01, or $20.20. If you had 100 Accumu-
                     Sub-account first purchased mutual fund             lation Units in Sub-account XXX, their value
                     shares.                                             would increase from $2,000 on October 1 to
                                                                         $2,020 on October 2.
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


----------------------------------------------------------------------------------------------------------------------
ACCUMULATION VALUE   NET INVESTMENT FACTOR
(CONTINUED)
                     The Net Investment Factor is a number that          c.
                     reflects charges to this policy and the invest-     Plus or minus a per share charge or credit for
                     ment performance during a Valuation Period          any taxes reserved for which we determine
                     of the mutual fund in which a Sub-account is        to have resulted from the investment oper-
                     invested. If the Net Investment Factor is           ations of the Sub-account and to be applica-
                     greater than one, the Unit Value is increased.      ble to this policy.
                     If the Net Investment Factor is less than one,
                     the Unit Value is decreased. The Net Invest-        2.
                     ment Factor for a Sub-account is determined         Is the result of:
                     by dividing 1 by 2, (1/2), where:
                                                                         a.
                     1.                                                  The net asset value per share of the mutual
                     Is the result of:                                   fund shares held in the Sub-account, deter-
                                                                         mined at the end of the last prior Valuation
                     a.                                                  Period; and
                     The net asset value per share of the mutual
                     fund shares in which the Sub-account invests,       b.
                     determined at the end of the current Valu-          Plus or minus a per share charge or credit for
                     ation Period;                                       any taxes reserved for the last prior Valuation
                                                                         Period which we determine to have resulted
                     b.                                                  from the investment operations of the Sub-
                     Plus the per share amount of any dividend or        account and to be applicable to this policy.
                     capital gain distributions made on the mutual
                     fund shares in which the Sub-account invests        Investment advisory fees paid by the mutual
                     during the current Valuation Period; and            funds are reflected in the net asset value.
----------------------------------------------------------------------------------------------------------------------
MONTHLY DEDUCTION    The Monthly Deduction is a charge made              as of the Monthly Anniversary. For the pur-
                     monthly against the Accumulation Value. The         pose of determining the proportion of the de-
                     Monthly Deduction for a policy month will be        duction, the Fixed Accumulation Value is
                     calculated as 1, plus 2, plus 3, plus 4 (1 + 2      reduced by the Loan Amount.
                     + 3 + 4), where:
                                                                         We deduct the portion of the Monthly De-
                     1.                                                  duction from each Sub-account of the Vari-
                     Is the cost of insurance for this policy (as de-    able Account by an automatic surrender of
                     scribed below) for the policy month;                Accumulation Units. We make the deduction
                                                                         based on each Sub-account's proportionate
                     2.                                                  percentage of the Accumulation Value.
                     Is the cost of any rider benefits for the policy
                     month;                                              EXAMPLE:  Your Fixed Accumulation Value is
                                                                         $5,000. Your Variable Accumulation Value is
                     3.                                                  $6,000 with Sub-account XXX = $2,000
                     Is the Monthly Mortality and Expense Risk           and Sub-account YYY = $4,000. Your Loan
                     Charge (as described below) for the policy          Amount is $1,000. The Monthly Deduction is
                     month; and                                          $100.

                     4.                                                  For the purpose of determining the pro-
                     Is the Monthly Expense Charge (as described         portions we subtract the $1,000 Loan
                     below) for the policy month.                        Amount from the Fixed Accumulation Value,
                                                                         and then we add the Variable Accumulation
                     The Monthly Deduction is taken from the             Value. ($5,000 - $1,000) + $6,000, or
                     Fixed Accumulation Value and the Variable           $10,000.
                     Accumulation Value on a proportionate basis
----------------------------------------------------------------------------------------------------------------------

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     5084                                                                                                  12
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

----------------------------------------------------------------------------------------------------------------------
MONTHLY DEDUCTION    The proportionate percentages of the Monthly        The $100 Monthly Deduction will be distrib-
(CONTINUED)          Deduction are calculated as follows:                uted as follows:

                     $4,000 divided by $10,000 =                         40% x $100, or $40, will be taken from the
                        40% from the Fixed Accumulation Value.             Fixed Account.
                                                                         20% x $100, or $20, will be taken from
                     $6,000 divided by $10,000 =                           Sub-account XXX.
                       60% from the Variable Accumulation Value          40% x $100, or $40, will be taken from
                           distributed as follows:                         Sub-account YYY.
                           $2,000 divided by $10,000 =
                             20% from Sub-account XXX
                           $4,000 divided by $10,000 =
                             40% from Sub-account YYY.
                     ------------------------------------------------------------------------------------------------
                     MONTHLY MORTALITY AND EXPENSE RISK
                     CHARGE
                     The Monthly Mortality and Expense Risk              2.
                     Charge for a policy month will be calculated        Is the Variable Accumulation Value on the
                     as 1 multiplied by 2, (1 x 2), where:               Monthly Anniversary.

                     1.                                                  The Monthly Mortality and Expense Risk
                     Is the Mortality and Expense Risk Charge,           Charge pays us for assuming the mortality
                     which will not exceed the Maximum Mortality         and expense risks under this policy. We
                     and Expense Risk Charge shown on the Pol-           guarantee that expense and mortality results
                     icy Data Page, divided by 12; and                   will not adversely affect the dollar amount of
                                                                         variable benefits or payments made under
                                                                         this policy.
                     ------------------------------------------------------------------------------------------------
                     MONTHLY EXPENSE CHARGE
                     The Monthly Expense Charge for a policy             4.
                     month will be calculated as 1, plus 2, plus 3,      Is the Monthly Amount Charge. This charge
                     plus 4 (1 + 2 + 3 + 4), where:                      is equal to the Monthly Amount Charge per
                                                                         $1,000, as shown on the Policy Data Page,
                     1.                                                  multiplied by the Face Amount divided by
                     Is the Monthly Administrative Charge. The           $1,000. This charge applies to the Initial
                     Monthly Administrative Charge is subject to         Face Amount and any increases in Face
                     change, but will not exceed the Maximum             Amount during the Term shown on the Policy
                     Monthly Administrative Charge shown on the          Data Page. The Term applies to the Initial
                     Policy Data Page;                                   Face Amount from the Policy Date and to any
                                                                         increases in Face Amount from the Effective
                     2.                                                  Date of that increase. Any change in Face
                     Is the Death Benefit Guarantee Charge shown         Amount due solely to a change of Death Ben-
                     on the Policy Data Page;                            efit Option does not affect the charge.

                     3.
                     Is the Monthly Policy Charge. This charge
                     and the Term during which it is applied are
                     shown on the Policy Data Page; and
                     ------------------------------------------------------------------------------------------------
                     COST OF INSURANCE
                     We determine the cost of insurance on a             3.
                     monthly basis. The cost of insurance for a          Is the Accumulation Value at the beginning
                     policy month is calculated as 1 multiplied by       of the policy month minus any charges for
                     the result of 2 minus 3 [1 X (2 - 3)], where:       rider benefits.

                     1.                                                  The cost of insurance is determined sepa-
                     Is the cost of insurance rate as described in       rately for the initial Face Amount and any in-
                     the Cost of Insurance Rates provision of this       creases made later. If the Premium Class for
                     policy;                                             the initial Face Amount is different from that
                                                                         of an increase, the Accumulation Value used
                     2.                                                  in 3 above will be first considered a part of
                     Is the Death Benefit at the beginning of the        the initial Face Amount. If the Accumulation
                     policy month, divided by 1.004074; and              Value on the Monthly Anniversary exceeds
                                                                         the initial Face Amount, it will be considered
                                                                         to be part of any increase in the Face Amount
                                                                         in order of the increases.
----------------------------------------------------------------------------------------------------------------------

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


----------------------------------------------------------------------------------------------------------------------
MONTHLY DEDUCTION    COST OF INSURANCE RATES
(CONTINUED)          The monthly cost of insurance rate for this         policies have been in force for the same
                     policy is based on the insured's sex, issue         period of time.
                     age, and premium class as shown on the
                     Policy Data Page, and the policy year. If your      Except for Face Amounts in a rated premium
                     Death Benefit is a percentage of the                class, the cost of insurance rates can never
                     accumulation value as described under the           be greater than those shown in the Table of
                     definition of "Death Benefit" in Level Amount       Monthly Guaranteed Cost of Insurance Rates.
                     Option, item 2, or Additional Amount Option,        This table is based on the Commissioners
                     item 2, the premium rate class with the most        Standard Ordinary Mortality (CSO) Table
                     recent effective date will apply. Issue age         shown on the Policy Data Page. For Face
                     means age last birthday on the effective date       Amounts in a rated premium class, the
                     of the coverage. We will determine monthly          guaranteed cost of insurance rates are
                     cost of insurance rates based upon                  calculated by multiplying the rates shown in
                     expectations as to future cost factors. Any         the Table of Guaranteed Cost of Insurance
                     change in cost of insurance rates will apply        Rates by the Premium Class Rating Factor
                     to all in the same insurance class whose            shown on the Policy Data Page. The rates
                                                                         may also be increased by any extra cost of
                                                                         insurance shown on the Policy Data Page.
                     -------------------------------------------------------------------------------------------------
                     BASIS OF COMPUTATIONS
                     Minimum cash values are based on the                this policy has been filed with the insurance
                     Commissioners Standard Ordinary Mortality           department of the state in which this policy
                     (CSO) Table and the Nonforfeiture Interest          was delivered. Cash values under this policy
                     Rate as shown on the Policy Data Page.              are not less than the minimums required by
                     Where required, a detailed statement of the         the state in which this policy was delivered.
                     method of computation of cash values under
----------------------------------------------------------------------------------------------------------------------
NONFORFEITURE        CONTINUATION OF INSURANCE (EXTENDED
PROVISIONS           INSURANCE)
                     Even if you do not make additional premium          Deduction. If the Cash Surrender Value plus
                     payments your insurance coverage under this         any Sales Charge Refund is less than the
                     policy, and any benefits provided by rider,         Monthly Deduction due, we will use the Cash
                     will stay in force as long as either the Death      Surrender Value plus any Sales Charge
                     Benefit Guarantee is in effect or the Cash          Refund to continue the insurance during the
                     Surrender Value plus any Sales Charge               grace period.
                     Refund is large enough to cover the Monthly
                     -------------------------------------------------------------------------------------------------
                     PAID-UP LIFE INSURANCE
                     Any time before the insured's Age 95, you           shown on the Policy Data Page. The Cash
                     may use the Cash Surrender Value to                 Value of the paid-up life insurance is also
                     purchase single premium paid-up life                calculated based on the CSO Table and
                     insurance. The amount by which this                 Nonforfeiture Interest Rate.
                     insurance exceeds its Cash Value cannot be
                     greater than the amount by which this               To purchase paid-up life insurance, we
                     policy's Death Benefit exceeds this policy's        transfer the Cash Surrender Value of this
                     Accumulation Value. Any Cash Surrender              policy to the Fixed Account.
                     Value not used to purchase paid-up life
                     insurance will be paid to you in cash.              If this policy is inforce as paid-up life
                                                                         insurance;
                     If the insured is living at Age 95, the Cash
                     Surrender Value of the policy will                  1.
                     automatically be used to purchase single            The Accumulation Value provision of this
                     premium paid-up life insurance.                     policy no longer applies;

                     We base the single premium for paid-up              2.
                     insurance on the insured's sex, age, and            You cannot pay additional premiums;
                     premium class(es) at the time this option is
                     exercised, and the single premium life              3.
                     insurance rates in effect at that time. These       You cannot make partial withdrawals; and
                     rates may not exceed the net single premium
                     rates based on the Commissioners Standard           4.
                     Ordinary Mortality (CSO) Table and the              We do not make any further Monthly De-
                     Nonforfeiture Interest Rate, both of which are      ductions.
----------------------------------------------------------------------------------------------------------------------

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


----------------------------------------------------------------------------------------------------------------------
NONFORFEITURE        We will put this policy back in force as flexi-     After the policy is back in force as flexible
PROVISIONS           ble premium variable life insurance at any          premium variable life insurance:
(CONTINUED)          time before the Insured's Age 95 if:
                                                                         1.
                     1.                                                  The Face Amount and the Death Benefit Op-
                     You submit proof which satisfies us that all        tion will be those in effect when you pur-
                     insureds are still insurable;                       chased paid-up life insurance;

                     2.                                                  2.
                     You pay a premium that, when added to the           You may resume premium payments;
                     cash value of the paid-up life insurance, keeps
                     the policy in force for at least 2 months.          3.
                                                                         The Accumulation Value provision of this
                     On the Monthly Anniversary on or following          policy applies; and
                     the date when you meet the above require-
                     ments, we credit any premiums you pay and           4.
                     the cash value of the paid-up life insurance in     We resume making Monthly Deductions.
                     the form of Net Premiums without a Premium
                     Expense Charge. Net Premiums are credited           If this policy is in force as paid-up life insur-
                     to the Variable Account on the basis of your        ance, it may be surrendered for its cash value
                     allocation in effect when you purchased             at any time. If surrendered within 30 days
                     paid-up life insurance.                             after a policy anniversary, the Cash Surrender
                                                                         Value will not be less than the Cash Surren-
                                                                         der Value on the last policy anniversary date.

----------------------------------------------------------------------------------------------------------------------
TRANSFERS            You may request in writing the transfer of all      first Valuation Date after we receive your
                     or part of your Accumulation Value between          written request.
                     the Sub-accounts of the Variable Account.
                     We only allow four transfers in a policy year.      We may make a charge for each transfer, but
                     We consider all transfers received in the same      the charge may not exceed $25.00. All
                     request and made on the same Valuation Date         transfers are also subject to any charges and
                     as one transfer. We make a transfer on the          conditions imposed by the mutual fund whose
                                                                         shares are involved.
                     -------------------------------------------------------------------------------------------------
                     TRANSFERS FROM A SUB-ACCOUNT

                     To transfer from a Sub-account, Accumulation        value is reinvested in other Sub-accounts as
                     Units are redeemed on the next Valuation            directed in your request.
                     Date after we receive your request and their
----------------------------------------------------------------------------------------------------------------------

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

-----------------------------------------------------------------------------------------------------------------------
CASH VALUE, CASH    CASH VALUE
SURRENDER VALUE,    The Cash Value of this policy is the Accumu-        The Cash Value is never less than zero.
TOTAL SURRENDER,    lation Value minus any Surrender Charge.
AND PARTIAL         ---------------------------------------------------------------------------------------------------
WITHDRAWAL          CASH SURRENDER VALUE
BENEFITS            The Cash Surrender Value of this policy is the      unpaid Monthly Deductions.
                    Cash Value minus the Loan Amount and any
                    ---------------------------------------------------------------------------------------------------
                    SURRENDER CHARGE
                    We make a Surrender Charge if you surrender         cluding Face Amount increases resulting from
                    this policy or it lapses. The Surrender Charge      the Insured's Cost of Living Rider, if included
                    has two parts, the Contingent Deferred Ad-          with the policy. The additional Contingent
                    ministrative Charge and the Contingent De-          Deferred Administrative Charge depends on
                    ferred Sales Charge. The amount and                 the amount of the increase in Face Amount
                    duration of these charges is shown on the           and the insured's age on the effective date
                    Policy Data Page. The Contingent Deferred           of the increase. The additional Contingent
                    Sales Charge will never exceed 47.5% of the         Deferred Sales Charge depends on the
                    premiums paid for this policy. The Contin-          amount of the increase in Face Amount and
                    gent Deferred Administrative Charge must be         the insured's sex and age on the effective
                    collected in full before any Contingent De-         date of the increase. We will send you writ-
                    ferred Sales Charge is collected.                   ten notice of the amount and duration of the
                                                                        additional Surrender Charge.
                    INITIAL FACE AMOUNT
                                                                        If Surrender Charges are shown on an annual
                    At issue, the Contingent Deferred Adminis-          basis, they grade uniformly by policy month
                    trative Charge depends on the Initial Face          between the consecutive years shown.
                    Amount and the insured's issue age. The
                    Contingent Deferred Sales Charge depends on         Any increases or decreases in Face Amount
                    the Initial Face Amount and the insured's sex       resulting from changes in the Death Benefit
                    and issue age.                                      Option, and any requested decreases in Face
                                                                        Amount, do not affect the Surrender Charges.
                    REQUESTED CHANGES IN FACE AMOUNT

                    Additional Surrender Charges will apply to
                    any approved increase in Face Amount, in-
                    ---------------------------------------------------------------------------------------------------
                    SALES CHARGE REFUND
                    During the first two policy years and the first     INITIAL FACE AMOUNT
                    24 policy months following the effective date
                    of an increase in Face Amount, we may be            If you surrender this policy during the first
                    required to refund a portion of the Contingent      two policy years, the Sales Charge Refund
                    Deferred Sales Charge if you surrender this         will equal 1, plus 2, minus 3, minus 4, (1 +
                    policy. This refund is called the Sales Charge      2 - 3 - 4), where:
                    Refund.
                                                                        1.
                    The calculation of the Sales Charge Refund is       Is Sales Charge portion of the Premium Ex-
                    described below. The Surrender Charge               pense Charge;
                    Guideline used in the calculation depends on        2.
                    the initial Face Amount or the amount of the        Is the Contingent Deferred Sales Charge ac-
                    increase in Face Amount, the insured's sex,         tually collected. If the Accumulation Value is
                    and the insured's age on the Policy Date or         less than the Surrender Charge, only a portion
                    the effective date of the increase. The Sur-        of the Contingent Deferred Sales Charge is
                    render Charge Guideline is shown on the Pol-        actually collected. In that case, the Contin-
                    icy Data Page.                                      gent Deferred Sales Charge actually collected
                                                                        is equal to the Accumulation Value less the
                    Any amount used in the calculation described        Contingent Deferred Administrative Charge;
                    below will be determined as of the effective        3.
                    date of the surrender. For the purposes of          Is 21% of the lesser of (i) the total premiums
                    these calculations, any amount that would be        paid during the first Policy Year, or (ii) the
                    less than zero is assumed to be zero.               Surrender Charge Guideline shown on the
                                                                        Policy Data Page; and
                                                                        4.
                                                                        Is 9% of premiums paid.
-----------------------------------------------------------------------------------------------------------------------


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     4820                                                                                                    16
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


-----------------------------------------------------------------------------------------------------------------------
CASH VALUE, CASH    REQUESTED INCREASES IN FACE AMOUNT                  3.
SURRENDER VALUE,                                                        Is 21% of the lesser of (i) the total premiums
TOTAL SURRENDER,    If you surrender this policy during the first       attributable to the increase during the first
AND PARTIAL         24 policy months following a requested in-          twelve policy months following the increase,
WITHDRAWAL          crease in Face Amount (but after the free look      or (ii) the Surrender Charge Guideline for the
BENEFITS            period), the Sales Charge Refund will equal         increase; and
(CONTINUED)         1, plus 2, minus 3, minus 4, (1 + 2 - 3 - 4),
                    where:                                              4.
                                                                        Is 9% of premiums attributable to the in-
                    1.                                                  crease described below.
                    Is the Sales Charge portion of the Premium
                    Expense Charge on premiums attributable to          The premium attributable to the increase in
                    the increase as described below;                    the Face Amount will equal 1, multiplied by
                                                                        the sum of 2 and 3, (1 x (2 + 3)), where:
                    2.
                    Is the Contingent Deferred Sales Charge ac-         1.
                    tually collected for the increase. If the Accu-     Is the ratio of the amount of increase in the
                    mulation Value is less than the Surrender           Surrender Charge Guideline to the sum of the
                    Charge, only a portion of the Contingent De-        Surrender Charge Guideline for the Initial
                    ferred Sales Charge is actually collected. In       Face Amount and each increase in Face
                    that case, the Contingent Deferred Sales            Amount;
                    Charge actually collected is equal to the Ac-
                    cumulation Value less the Contingent De-            2.
                    ferred Administrative Charge for all face           Is the Accumulation Value on the effective
                    amounts and less the Contingent Deferred            date of the increase in Face Amount; and
                    Sales Charge for the Initial Face Amount and
                    any prior requested increases in Face Amount;       3.
                                                                        Is the actual premiums paid on or after the
                                                                        effective date of the increase.
                    ---------------------------------------------------------------------------------------------------
                    TOTAL SURRENDER

                    You may surrender this policy for its Cash          crease in Face Amount, you may also be en-
                    Surrender Value by sending us a written re-         titled to a Sales Charge Refund if you
                    quest. During the first two policy years and        surrender this policy.
                    the first two years following a requested in-
                    ---------------------------------------------------------------------------------------------------
                    PARTIAL WITHDRAWAL

                    After the first policy year, you may withdraw       on total surrender of this policy for its full
                    part of your Cash Surrender Value by sending        Cash Surrender Value.
                    us a written request. The amount of any
                    partial withdrawal must be at least equal to        Unless you specify, we make partial with-
                    $500.00. The maximum partial withdrawal             drawals from the Fixed Accumulation Value
                    equals the Cash Surrender Value multiplied          and the Variable Accumulation Value on a
                    by the Percent of Partial Withdrawal shown          proportionate basis. For the purpose of calcu-
                    on the Policy Data Page. Only one partial           lating the proportion, the Loan Amount is
                    withdrawal is allowed in any policy year. We        subtracted from the Fixed Accumulation
                    may make a charge for each partial with-            Value. (See Monthly Deduction for an exam-
                    drawal, but the charge will not exceed              ple of how we calculate this proportion.) We
                    $25.00. The $25.00 charge will not be made          make partial withdrawals from a Sub-account
                                                                        by the automatic surrender of Accumulation
                                                                        Units.
-----------------------------------------------------------------------------------------------------------------------


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    85-170                                                                                                   17
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


-----------------------------------------------------------------------------------------------------------------------
CASH VALUE, CASH    THE EFFECT OF PARTIAL WITHDRAWALS
SURRENDER VALUE,
TOTAL SURRENDER,    The Accumulation Value will be reduced by           1.
AND PARTIAL         the amount of any partial withdrawal. The           The Face Amount provided by the most re-
WITHDRAWAL          Death Benefit will also be reduced by the           cent increase;
BENEFITS            amount of the withdrawal, or, if the Death
(CONTINUED)         Benefit is based on the corridor percentage         2.
                    of Accumulation Value, by an amount equal           The next most recent increases successively;
                    to the corridor percentage times the amount         and
                    of the withdrawal.
                                                                        3.
                    The Face Amount will be reduced by the              The initial Face Amount.
                    amount of the partial withdrawal if Option A
                    (Level Amount Option) is in effect. We do not       If Death Benefit Option B (Variable Amount
                    allow a withdrawal if the Face Amount after         Option) is in effect, a partial withdrawal does
                    a partial withdrawal would be less than the         not affect the Face Amount.
                    Minimum Face Amount shown on the Policy
                    Data Page. If more than one Premium Class           A partial withdrawal may cause the Death
                    applies to the current Face Amount, for the         Benefit Guarantee to terminate. The amount
                    purpose of determining the cost of insurance,       of the partial withdrawal is deducted from
                    the Face Amount will be reduced in the fol-         the total premium paid in calculating whether
                    lowing order:                                       sufficient premiums have been paid to main-
                                                                        tain the Death Benefit Guarantee.
-----------------------------------------------------------------------------------------------------------------------
POLICY LOANS        After the first policy year, if this policy has a   When we make a policy loan, the amount of
                    Loan Value, you may take out a loan from us         the policy loan will be segregated within the
                    by written request. We use this policy as se-       Fixed Accumulation Value of your policy as
                    curity for the loan. Each loan must be at least     security for the loan. Unless you specify,
                    $500.                                               amounts held as security for the loan will
                                                                        come from the Fixed Accumulation Value and
                    We will not lend you more than the Loan             the Variable Accumulation Value and
                    Value. The Loan Value is 1, minus 2, (1 - 2),       the Variable Accumulation Value on a propor-
                    where:                                              tionate basis. For the purpose of determining
                                                                        the proportion, we subtract any existing Loan
                    1.                                                  Amount from the Fixed Accumulation Value.
                    Is 75% of the Cash Value; and                       (See Monthly Deduction for an example of
                                                                        how we calculate this proportion.) Amounts
                    2.                                                  equal to the portion of the policy loans com-
                    Is the existing Loan Amount.                        ing from the Sub-accounts of the Variable
                                                                        Account are transferred to the Fixed Account,
                    However, if this policy is in force as paid-up      reducing the Variable Accumulation Value.
                    life insurance, the Loan Value is the Cash          These transfers are not treated as transfers
                    Value on the next policy anniversary minus          for the purpose of the transfer charge or the
                    loan interest to that date and any existing         limit on the number of transfers in a policy
                    Loan Amount.                                        year.
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
POLICY LOANS        EFFECT OF THE POLICY LOANS
(CONTINUED)
                    If not repaid, we deduct any unpaid policy          Benefit Guarantee to terminate. The Loan
                    loans before paying the proceeds. If, at any        Amount is deducted from the total premiums
                    time, the Loan Amount exceeds the Cash              paid in calculating whether you have paid
                    Value plus any Sales Charge Refund, the             premiums sufficient to maintain the Death
                    grace period goes into effect and we may            Benefit Guarantee.
                    lapse this policy. A loan may cause the Death
                    ---------------------------------------------------------------------------------------------------
                    LOAN INTEREST

                    We charge interest on the Loan Amount at            This result is called the Preferred Loan
                    the Loan Interest Rate shown on the Policy          Amount.
                    Data Page, unless we charge a lower rate.
                    After the tenth policy year, we charge interest     The Preferred Loan Amount is calculated on
                    at the Preferred Loan Interest Rate shown on        the date of any loan and on each policy anni-
                    the Policy Data Page on the portion of your         versary thereafter. Policy loan repayments
                    Loan Amount that is not greater than the re-        received will be applied first to reduce the
                    sult of (1 - 2 + 3), where:                         portion of your policy loan that is not the
                                                                        Preferred Loan Amount, and then to reduce
                    1.                                                  the Preferred Loan Amount.
                    Is the Accumulation Value;
                                                                        On the date of any policy loan, interest is due
                    2.                                                  in advance for the remainder of the policy
                    Is the sum of all premiums paid; and                year. On each policy anniversary thereafter,
                                                                        interest is due in advance for the next full
                    3.                                                  policy year. Any unpaid interest is added to
                    Is the sum of all Partial Withdrawals.              the Loan Amount, and we charge interest on
                                                                        it.
                    ---------------------------------------------------------------------------------------------------
                    REPAYMENT

                    You may repay all or part of any policy loan        each Sub-account of the Variable Account, 1
                    during the insured's lifetime. If not repaid        multiplied by 2 (1 x 2), where:
                    during the insured's lifetime, we deduct the
                    Loan Amount from the proceeds. We gener-            1.
                    ally consider any payments we receive,              Is the amount of the loan repayment; and
                    planned or unscheduled, as premium pay-
                    ments. Therefore, when you make a payment           2.
                    on a policy loan, to avoid a Premium Expense        Is the current proportion used to allocate pre-
                    Charge, you must tell us that you are making        miums to that Sub-account.
                    a loan payment. We reserve the right to
                    consider any payment we receive as a loan           These transfers are not treated as transfers
                    repayment at our discretion.                        for the purpose of the transfer charge or the
                                                                        limit on the number of transfers in a policy
                    Loan repayments reduce the Loan Amount.             year.
                    We will transfer from the Fixed Account to
-----------------------------------------------------------------------------------------------------------------------
DELAY OF PAYMENT    The amount surrendered, withdrawn, or               cumulation Value when we are not able to
ON SURRENDER,       loaned will normally be paid to you within 7        determine the Variable Accumulation Value
PARTIAL             days of:                                            because:
WITHDRAWALS AND
LOANS               1.                                                  1.
                    Receipt of your written request; and                The New York Stock Exchange is closed for
                                                                        trading; or
                    2.
                    Receipt of your policy, if required.                2.
                                                                        The Securities and Exchange Commission
                    We may delay making the payment of the              determines that a state of emergency exists.
                    portion of the payment from the Variable Ac-
-----------------------------------------------------------------------------------------------------------------------


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
DELAY OF PAYMENT    We have the right to delay making a surren-         of the surrender, partial withdrawal, or loan
ON SURRENDER,       der, partial withdrawal, or loan from the Fixed     request to the date of payment.
PARTIAL             Account for up to six months from the date
WITHDRAWALS AND     we receive your request. If we delay payment
LOANS               for 30 days or more, we pay interest at an
(CONTINUED)         effective annual rate of 3-1/2% from the date
-----------------------------------------------------------------------------------------------------------------------
BENEFICIARY         The beneficiary is named to receive the pro-        described below. You may also choose to
                    ceeds to be paid at the insured's death. You        name a beneficiary whom you cannot change
                    may name one or more beneficiaries on the           without his or her consent. This is an irrev-
                    application. Later, you may name, add, or           ocable beneficiary.
                    change beneficiaries by written request as
                    ---------------------------------------------------------------------------------------------------
                    NAMING, ADDING, OR CHANGING BENEFICIARIES

                    You can name, add, or change beneficiaries          3.
                    by written request if all of these are true:        We have the written consent of all irrevocable
                                                                        beneficiaries.
                    1.
                    This policy is in force;                            A change will take effect as of the date it is
                                                                        signed but will not affect any payment we
                    2.                                                  make or action we take before receiving your
                    The insured is alive; and                           request.
                    ---------------------------------------------------------------------------------------------------
                    PAYING PROCEEDS

                    We pay death proceeds in the following or-          ficiary, each receives an equal share, unless
                    der:                                                you have requested another method in writ-
                                                                        ing. To receive proceeds, a beneficiary must
                    1.                                                  be living on the 10th day after the insured's
                    Collateral assignees, if any, have first priority;  death; then

                    2.                                                  3.
                    The beneficiary, if any, receives any proceeds      If there are no beneficiaries, you receive any
                    that remain. If there is more than one bene-        proceeds that remain.
-----------------------------------------------------------------------------------------------------------------------
CONTROL OF POLICY   OWNERSHIP

                    As owner, you have the rights and duties            5.
                    outlined in this policy. However, we need the       Name or change a contingent owner;
                    written consent of all irrevocable beneficiaries
                    and collateral assignees, if you wish to:           6.
                                                                        Add a Children's Insurance Rider;
                    1.
                    Surrender this policy or make a partial with-       7.
                    drawal;                                             Add an Additional Insured Rider;

                    2.                                                  8.
                    Take out a policy loan;                             Add a Term Insurance Rider;

                    3.                                                  9.
                    Change the policy to paid-up life insurance;        Change the Face Amount; or

                    4.                                                  10.
                    Change the owner;                                   Change the Death Benefit Option.
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
CONTROL OF POLICY   We need the written consent of all irrevocable      3.
(CONTINUED)         beneficiaries, if you wish to:                      Assign this policy or any of its benefits as
                                                                        collateral.
                    1.
                    Change a beneficiary;                               Your rights, as outlined in this policy, end at
                                                                        the insured's death.
                    2.
                    Choose or change a Settlement Option; or
                    ---------------------------------------------------------------------------------------------------
                    COLLATERAL ASSIGNMENT

                    You may assign the benefits of this policy as       An assignment is not binding on us until we
                    collateral for a debt. This limits your rights      receive written notice of it. We assume no
                    to the Cash Surrender Value and the benefi-         responsibility as to the validity of any as-
                    ciary's rights to the proceeds. A collateral as-    signment. When we pay proceeds, we may
                    signment does not change the owner. A               rely on what the collateral assignee states as
                    collateral assignee does not have ownership         the debt due.
                    rights.
                    ---------------------------------------------------------------------------------------------------
                    CHANGING OWNERSHIP

                    You can change the owner of this policy by          1.
                    sending us a written request. This is called        Does not change the coverage or the benefi-
                    an "absolute assignment." You transfer all          ciary;
                    your rights and duties as owner to a new
                    owner. The new owner can then make any              2.
                    change the policy allows.                           Applies only if we receive your request;

                    You can also name a contingent owner who            3.
                    will own this policy at your death. You may         Takes effect from the date signed;
                    name, change, or withdraw a contingent
                    owner by sending us a written request.              4.
                                                                        Does not affect any payment we make or
                    An absolute assignment or contingent owner          action we take before receiving your request;
                    request:                                            and

                                                                        5.
                                                                        Is not a collateral assignment.
-----------------------------------------------------------------------------------------------------------------------
SETTLEMENT OPTIONS  Settlement Options are ways of paying the           2.
                    proceeds of this policy. These options apply        Proceeds payable upon full surrender of this
                    to:                                                 policy for its Cash Surrender Value.

                    1.                                                  Proceeds applied under a settlement option
                    Payment of proceeds at death; and                   no longer earn interest at the rate applied to
                                                                        the Fixed Account or participate in the in-
                                                                        vestment experience of the Variable Account.
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
SETTLEMENT OPTIONS  CHOOSING OPTIONS
(CONTINUED)
                    Settlement Options are chosen or withdrawn          We issue a supplemental contract for pro-
                    by making a written agreement with us or by         ceeds applied under any option. We need not
                    sending us written notice. Our approval is          accept an option where less than $2,500 will
                    needed for an option to be chosen or with-          be applied for each payee. In this case, we
                    drawn. Before the insured's death, only you         may pay a payee's proceeds in one sum.
                    can choose or withdraw an option. After the         Under an installment option, each payment
                    insured's death, a beneficiary may choose an        must be at least $25. If needed, we may in-
                    option depending on prior restrictions made         crease the time between payments to three
                    by you or a collateral assignee. A change of        months, six months, or a year to make each
                    beneficiary or owner withdraws all chosen           payment at least $25.
                    options; you must choose again any options
                    you want.
                    ---------------------------------------------------------------------------------------------------
                    PAYING PROCEEDS

                    A payee is one to whom we may pay part or           OPTION 2
                    all of the proceeds or interest. The primary
                    payee is the first person to whom benefits are      We pay the proceeds with interest in equal
                    payable. If the primary payee dies before we        installments for the amount you choose at
                    have made all payments under Options 2, 3,          equal intervals until the proceeds and interest
                    or 4, we pay the remaining payments to any          are all paid. The interval you choose may be
                    contingent payee. We pay the proceeds in            a month, 3 months, 6 months, or a year. The
                    one sum, unless one or more of the following        amount chosen for each installment must be
                    options are requested and we agree to it. We        such that the total installments payable in
                    will also use any other method of payment           any 12 months is at least 7% of the total
                    that is acceptable to you and to us.                amount of the proceeds.

                    Under Options 2, 3, 4, and 5, we pay the first      The last installment will be for the remaining
                    installment as of the date we issue a supple-       proceeds and interest, and might not be equal
                    mental contract to pay the proceeds.                to the other installments.

                    Under Option 6, we pay the first installment
                    at the end of the interval it applies to.           OPTION 3

                                                                        We pay the proceeds in equal installments at
                    OPTION 1                                            equal intervals for the number of years you
                                                                        choose. The interval may be a month, three
                    The proceeds are left with us to earn interest.     months, six months, or a year. Use the Option
                    The withdrawal rights, the length of time we        3 Table to determine the amount of each in-
                    will hold the proceeds, and any future change       stallment. If you ask, we will tell you the
                    of option are subject to our approval.              payment amounts for numbers of years or in-
                                                                        tervals not shown.
-----------------------------------------------------------------------------------------------------------------------


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
SETTLEMENT OPTIONS  OPTION 3 TABLE                                      We compute the installments using the cal-
(CONTINUED)         --------------------------------------------        endar year in which the proceeds are applied
                    NUMBER OF             MONTHLY PAYMENTS              and the payee's sex and age at that time. We
                    YEARS                 PER $1000                     require written proof of the payee's age. The
                                          OF PROCEEDS                   Option 4 Table shows the amount of each in-
                    --------------------------------------------        stallment for a 120-month "certain" period
                      5                   $18.12                        plus as long after as the primary payee lives.
                     10                   $ 9.83                        We compute the amount of each installment
                     15                   $ 7.10                        for the other "certain" periods on a similar
                     20                   $ 5.75                        basis. If you ask, we will tall you any of these
                     25                   $ 4.96                        payment amounts.
                    --------------------------------------------

                    OPTION 4                                            OPTION 4 TABLE
                                                                        -----------------------------------------------
                    The proceeds are used to provide an annuity         MONTHLY INCOME WITH 120 MONTHS CERTAIN
                    with 60, 120, 180, or 240 months "certain".         -----------------------------------------------
                    This means that we continue paying the pri-                          MONTHLY INCOME
                    mary payee in equal monthly installments for                         PER $1000 OF PROCEEDS
                    as long as the primary payee lives with a           ------------------------------------------------
                    number of months "certain". "Certain" means                          Male          Female
                    that we make payments for at least as long          Age              ----          -------
                    as the period you choose (either 60, 120,
                    180, or 240 months), no matter when the             50               $4.50         $4.23
                    primary payee dies. If the primary payee dies       55                4.88          4.56
                    before the "certain" period ends, the remain-       60                5.38          5.00
                    ing payments are payable to the contingent          65                6.03          5.58
                    payee.                                              70                6.85          6.38
                                                                        -----------------------------------------------
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
SETTLEMENT OPTIONS  OPTION 5                                            OPTION 5 TABLE
(CONTINUED)                                                             -----------------------------------------------
                    The proceeds are used to provide a "joint and       ORIGINAL MONTHLY INSTALLMENT FOR EACH
                    two-thirds to survivor" life income for two         $1000 OF PROCEEDS ACCORDING TO THE AGE
                    payees. We make monthly payments jointly            AND SEX OF EACH PAYEE.
                    to the two payees as long as they both live.        -----------------------------------------------
                    When one payee dies, the other receives                                Male Age
                    two-thirds of the amount of the joint monthly       Female            60     65     70
                    payment for life. Payments stop when both           Age           ----------------------------
                    payees have died. We compute the payment             60             $5.65   $5.95   $6.29
                    amounts using the calendar year in which the         65              5.99    6.36    6.77
                    proceeds are applied and the payees' sexes           70              6.39    6.86    7.39
                    and ages when the proceeds are applied. The          ----------------------------------------------
                    original monthly payment for joint payees,
                    one male and one female, is shown for se-
                    lected ages in the Option 5 Table. We will          OPTION 6 (ANNUITY OPTION)
                    quote values for other age and sex combina-
                    tions upon request.                                 The proceeds are used to provide an annuity.
                                                                        Each annuity installment is 103% of the
                                                                        payment that we would make if the payee
                                                                        had used the proceeds to buy a similar, non-
                                                                        participating, single premium immediate an-
                                                                        nuity at our rates on the date the proceeds
                                                                        are applied. We pay these installments at the
                                                                        end of the interval to which they apply. We
                                                                        will not apply this option if a similar option
                                                                        would be more favorable to the payee when
                                                                        proceeds are applied.
                    ---------------------------------------------------------------------------------------------------
                    DEATH OF PAYEE

                    Unless we have agreed otherwise, if a payee         1.
                    dies after we have paid or credited proceeds        Under Option 2, we will pay any unpaid sum
                    under Option 1, we will pay the proceeds and        left with us plus any unpaid interest on that
                    any unpaid interest in one sum to the payee's       sum.
                    estate. Unless we have agreed otherwise, if a
                    payee dies after we have paid or credited           2.
                    proceeds under Options 2, 3, or 4, we will          Under Option 3, we will pay the commuted
                    pay the remaining payments to any contin-           value (based on interest at an effective annual
                    gent payees. If there are no contingent             rate of 3-1/2%) of any unpaid installments.
                    payees, we pay the following amounts to the
                    primary payee's estate.                             3.
                                                                        Under Option 4, we will pay the commuted
                                                                        value (based on interest at an effective annual
                                                                        rate of 3-1/2%) of any unpaid installments
                                                                        remaining in the "certain" period.
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
SETTLEMENT OPTIONS  PROTECTION OF PROCEEDS
(CONTINUED)
                    Unless we agree to it, a payee may not do           5.
                    any of the following:                               Surrender the supplemental contract for cash;

                    1.                                                  6.
                    Withdraw any part of the proceeds or inter-         Borrow against the supplemental contract; or
                    est;
                                                                        7.
                    2.                                                  Assign the supplemental contract.
                    Change the fixed payment intervals or the
                    length of the payment period;                       If the payee chooses Options 1, 2, or 3, the
                                                                        payee may change the option and transfer the
                    3.                                                  funds that remain to a new option. This ap-
                    Change the settlement option;                       plies unless prevented by a written agreement
                                                                        with us.
                    4.
                    Change the amount of payment;                       A payee's creditors may not claim any of the
                                                                        proceeds or interest. This provision applies
                                                                        unless altered by federal or state law.
                    ---------------------------------------------------------------------------------------------------
                    INTEREST ON SETTLEMENT OPTIONS

                    We base the interest rate for proceeds ap-          In determining amounts to be paid under
                    plied under Options 1 and 2 on the interest         Options 3 and 4, we assume interest at an
                    rate we declare on funds that we consider to        effective annual rate of 3-1/2%. Also, for
                    be in the same classification based on the          Option 3 and "certain" periods under Option
                    option, restrictions on withdrawal, and other       4, we credit any excess interest we may de-
                    factors. The interest rate will never be less       clare on funds that we consider to be in the
                    than an effective annual rate of 3-1/2%.            same classification based on the option, re-
                                                                        strictions on withdrawal, and other factors.
-----------------------------------------------------------------------------------------------------------------------
GENERAL PROVISIONS  VOTING OF MUTUAL FUND SHARES

                    While this policy is in force, you have the         2.
                    right to instruct us how to vote the mu-            The assets of the Variable Account are allo-
                    tual fund shares attributable to this policy.       cated to Sub-accounts that are invested in
                    All fund proxy material and forms used to           mutual funds shares.
                    give voting instructions will be sent to per-
                    sons having voting interests.                       We may vote the mutual fund shares held in
                                                                        the Sub-accounts at our discretion if we de-
                    We will vote the mutual fund shares held in         termine that, because of applicable law or
                    Sub-accounts according to the instructions          regulation, we do not have to vote the mutual
                    received, as long as:                               fund shares according to the voting in-
                                                                        structions received.
                    1.
                    The Variable Account is registered as a unit
                    investment trust under the Investment Com-
                    pany act of 1940; and
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
GENERAL PROVISIONS  If we do not receive timely voting instructions     by their instructions will be determined as of
(CONTINUED)         from you, we will vote the applicable mutual        a record date selected by us, not more than
                    fund shares in proportion to the instructions       90 days before the meeting of the applicable
                    which are received with respect to the other        mutual fund.
                    policies providing benefits related to the ap-
                    plicable Sub-account.                               This policy does not give you the right to vote
                                                                        at meetings of our stockholders and/or
                    The persons entitled to give voting in-             policyholders.
                    structions and the number of votes affected
                    ---------------------------------------------------------------------------------------------------
                    SUBSTITUTION OF MUTUAL FUND SHARES

                    We may substitute shares of another mutual          3.
                    fund for mutual fund shares already pur-            We deem it necessary under the Investment
                    chased.                                             Company Act of 1940.

                    We may make a substitution if any of the            We will not substitute any shares attributable
                    following occur.                                    to your interest in a Sub-account of the Vari-
                                                                        able Account without prior notice to you and
                    1.                                                  prior approval of the Securities and Exchange
                    The shares of a mutual fund in which a Sub-         Commission, to the extent required by the In-
                    account invests are no longer available for         vestment Company Act of 1940 or other ap-
                    purchase by the Sub-account;                        plicable law.

                    2.
                    In our judgment, investment in a particular
                    mutual fund becomes inappropriate in view
                    of the purposes of this policy; or
                    ---------------------------------------------------------------------------------------------------
                    PAYMENT OF PROCEEDS

                    We pay all proceeds of this policy from our         As of the date of death, the proceeds no
                    Home Office in Minneapolis, Minnesota. Be-          longer earn interest at the rate applied to the
                    fore paying the proceeds, we may require            Fixed Account or participate in the invest-
                    that you send us this policy. We make pay-          ment experience of the Variable Account. If
                    ments under Settlement Options 4, 5, and 6          payment is delayed more than 30 days, we
                    only to a natural person in that person's own       pay interest on the proceeds at death for the
                    right. We adjust the proceeds payable on the        time between the insured's death and the
                    death of the insured as follows:                    earlier of the following:

                    1.                                                  1.
                    We refund any policy loan interest charged          The date we pay proceeds; or
                    but not earned;
                                                                        2.
                    2.                                                  The date we issue a supplemental contract.
                    We deduct any Loan Amount; and
                                                                        Interest on these funds is never less than an
                    3.                                                  effective annual rate of 3-1/2%.
                    We deduct any unpaid Monthly Deductions
                    due on or before the insured's death.
                    ---------------------------------------------------------------------------------------------------
                    BENEFITS AT AGE 95

                    If the insured is living at Age 95, the Cash
                    Surrender Value will automatically be used to
                    purchase single premium paid-up insurance.
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
------------------------------------------------------------------------------------------------------------------------
GENERAL PROVISIONS  INCONTESTABILITY
(CONTINUED)
                    This policy has a two-year contestable period       If you make a Face Amount increase or pre-
                    running from the Issue Date shown on the            mium payment which requires proof of
                    Policy Data Page. After this policy has been        insurability, the corresponding Death Benefit
                    in force during the insured's lifetime for two      increase has its own two-year contestable
                    years from the Issue Date, we cannot claim          period measured from the date of the increase
                    your policy is void or refuse to pay any pro-       in Death Benefit.
                    ceeds unless the policy has lapsed.
                                                                        If this policy is reinstated, this provision will
                                                                        be measured from the date of reinstatement.
                    ----------------------------------------------------------------------------------------------------
                    AGE AND SEX

                    If the insured's age or sex is misstated, the       recent cost of insurance would purchase us-
                    Death Benefit including paid-up life insur-         ing the current cost of insurance rate for the
                    ance, if any, will be the amount that the most      correct age and sex.
                    ----------------------------------------------------------------------------------------------------
                    SUICIDE

                    If the insured commits suicide, while sane or       insurability, the corresponding Death Benefit
                    insane, within two years of the Issue Date,         increase has its own two-year suicide limita-
                    we do not pay the Death Benefit. Instead, we        tion for the proceeds associated with that in-
                    refund all premiums paid on this policy and         crease. If the insured commits suicide, while
                    any attached riders, minus any Loan Amounts         sane or insane, within two years of the effec-
                    and partial withdrawals.                            tive date of the increase, we pay the Death
                                                                        Benefit prior to the increase and refund the
                    If you make a Face Amount increase or pre-          cost of insurance for that increase.
                    mium payment which requires proof of
                    ----------------------------------------------------------------------------------------------------
                    TERMINATION

                    This policy terminates when any of the fol-         3.
                    lowing occur:                                       The policy is surrendered for its full Cash
                                                                        Surrender Value.
                    1.
                    The required payment is not paid by the end         If we make a Monthly Deduction from the
                    of the grace period;                                Accumulation Value after this policy termi-
                                                                        nates, the deduction is not considered a rein-
                    2.                                                  statement of the policy or a waiver of the
                    The insured dies; or                                termination.
                    ----------------------------------------------------------------------------------------------------
                    CONVERSION RIGHT

                    During the first two policy years, you may          The death benefit of the new policy will be,
                    "convert" this policy to any fixed benefit          at your option, either:
                    whole life insurance policy issued by us in the
                    state of New Jersey. Also, during the first 24      1.
                    months following the effective date of a Face       A death benefit which is equal to the Death
                    Amount increase, you may "convert" the Face         Benefit of this policy on the effective date of
                    Amount increase of this policy to any fixed         the conversion, or in the case of a Face
                    benefit whole life insurance policy issued by       Amount increase, a death benefit equal to the
                    us in the state of New Jersey. The new pol-         increase in Face Amount; or
                    icy will be issued for the insured without
                    proof of insurability. The premium class for        2.
                    the new policy will be the same as the pre-         A net amount at risk which equals the Death
                    mium class for this policy. If the entire policy    Benefit of this policy on the effective date of
                    is being converted, the date of the new policy      the conversion, less the Accumulation Value
                    will be the Policy Date of this policy. If a        on that date, or in the case of a Face Amount
                    Face Amount increase is being converted, the        increase, a net amount at risk which equals
                    date of the new policy will be the effective        the Face Amount increase on the effective
                    date of the Face Amount increase.                   date of the conversion less the Accumulation
                                                                        Value on that date which is considered to be
                                                                        part of the Face Amount increase.
------------------------------------------------------------------------------------------------------------------------



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
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GENERAL PROVISIONS  The conversion will be made upon the fol-           d.
(CONTINUED)         lowing:                                             If this entire policy is being converted, you
                                                                        must repay any outstanding Loan Amount.
                    a.
                    We must receive a written conversion re-            e.
                    quest.                                              If this entire policy is being converted, the
                                                                        effective date of the conversion will be the
                    b.                                                  date on which we receive both your written
                    If this entire policy is being converted, this      conversion request and this policy. If you are
                    policy must be surrendered to us.                   converting a Face Amount increase, the ef-
                                                                        fective date of the conversion will be the date
                                                                        on which we receive your written conversion
                    c.                                                  request.
                    The conversion must be made while this pol-
                    icy is in force.
                    ----------------------------------------------------------------------------------------------------
                    ANNUAL STATEMENT

                    Each year we will send you an annual state-         g.
                    ment, free of charge, showing the following:        Death Benefit;

                    a.                                                  h.
                    Face Amount;                                        Loan Amounts;

                    b.                                                  i.
                    Cash Surrender Values;                              Partial withdrawals;

                    c.                                                  j.
                    Accumulated Values;                                 Transfers; and

                    d.                                                  k.
                    Premiums paid;                                      Charges since the last statement.

                    e.                                                  We will make a charge not to exceed $50 for
                    Planned periodic premiums;                          any additional statements you request.

                    f.
                    Interest credits;
                    ----------------------------------------------------------------------------------------------------
                    PROJECTION REPORT

                    If you ask, we will provide a report projecting     c.
                    future results. The report will be based on         The Accumulation Value at the end of the
                    the following:                                      prior policy year; and

                    a.                                                  d.
                    The Death Benefit Option you specify;               Any other assumptions specified by you or
                                                                        us, subject to any limitations imposed by the
                    b.                                                  Securities and Exchange Commission.
                    Planned periodic premiums you specify;
                                                                        We will make a charge not to exceed $50 for
                                                                        each Projection Report you request.
                    ----------------------------------------------------------------------------------------------------
                    NONPARTICIPATING

                    This contract does not entitle you to partic-       investment yield rates, mortality rates, taxes,
                    ipate in our surplus. We will determine cost        policy persistency and other experience fac-
                    of insurance rates, expense charges, and the        tors. We will not increase your cost of insur-
                    interest rate we credit to the Fixed Accumu-        ance rates or expense charges, or decrease
                    lation Value based upon our expectations as         the interest rate we credit to your Fixed Ac-
                    to future cost factors and investment income.       cumulation Value in order to recover our past
                    In setting cost of insurance rates, we consider     losses.
                    many factors, including, but not limited to,
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
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GENERAL PROVISIONS  AMENDMENT
(CONTINUED)         We reserve the right to amend this policy to        -  The Code;
                    include any future changes relating to the
                    following:                                          -  Internal Revenue Service rulings and
                                                                           regulations; and
                    1.
                    Any Securities and Exchange Commission              -  Any requirements imposed by the
                    rulings and regulations;                               Internal Revenue Service.

                    2.                                                  We will send you a copy of any amendments
                    This policy's qualification for treatment as a      promptly.
                    Life Insurance policy under the following:
                    ----------------------------------------------------------------------------------------------------
                    DISCLAIMER

                    We are not liable for any tax or tax penalty        the requirements of the Code, regulations and
                    you owe resulting from failure to comply with       rulings imposed on this policy.
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
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                    FLEXIBLE PREMIUM
                    VARIABLE LIFE
                    INSURANCE POLICY
                    -------------------------------------------------   ---------------------------------------------
                    Variable and/or Fixed                               Death Benefit Guarantee
                     Accumulation Values                                ---------------------------------------------
                    -------------------------------------------------   Death Benefit Options
                    Flexible Premiums Payable to the                    ---------------------------------------------
                     Insured's Age 95                                   Nonparticipating
                    -------------------------------------------------   ---------------------------------------------
                    Adjustable Face Amount
                    -------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
NOTICE              To make a claim or exercise your                    Writing directly to us will save time and
                    rights under this policy, please write to           expense. You do not need to hire any
                    us at the address below and include                 person, firm, or corporation unless,
                    your policy number:                                 because of a dispute, you wish to.

[LOGO]              NORTHWESTERN NATIONAL LIFE INSURANCE
                    COMPANY

                    Box 20
                    Minneapolis
                    Minnesota 55440

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